UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

⌧	Preliminary Proxy Statement

◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

◻	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material under §240.14a-12

Coherus Oncology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

⌧	No fee required.

◻	Fee paid previously with preliminary materials.

◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

COHERUS ONCOLOGY, INC.

333 Twin Dolphin Drive, Suite 600

Redwood City, California 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2026

To the Stockholders of Coherus Oncology, Inc.:

The 2026 Annual Meeting of Stockholders, or the 2026 Annual Meeting, of Coherus Oncology, Inc., a Delaware corporation, or the Company, will be held virtually on May 27, 2026 at 1:30 p.m. PDT. Stockholders can attend the meeting via the internet at www.virtualshareholdermeeting.com/CHRS2026 by using the 16-digit control number that appears on the enclosed proxy card (printed in the box and marked by the arrow) and the instructions accompanying these proxy materials.

The 2026 Annual Meeting will be held for the following purposes:

1.	To elect two Class III directors to hold office until the 2029 Annual Meeting of Stockholders or until their successors are elected;
2.	To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026;
3.	To hold a vote on a non-binding, advisory resolution approving the compensation of the Company’s named executive officers, or a “Say-on-Pay” vote;
4.	To approve a reduction in the exercise price of certain outstanding stock options;
5.	To approve an increase in the number of shares of our common stock reserved for issuance under the Company’s Amended and Restated 2014 Equity Incentive Award Plan, or the 2014 Plan; and
6.	To transact such other business as may properly come before the 2026 Annual Meeting or any continuation, adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders who owned the Company’s common stock at the close of business on April 16, 2026, or the Record Date, may vote at the 2026 Annual Meeting or any continuations, adjournments or postponements that take place. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten (10) days prior to the 2026 Annual Meeting for a purpose germane to the meeting by sending an email to IR@coherus.com, stating the purpose of the request and providing proof of ownership of Company stock.

You are cordially invited to attend the virtual 2026 Annual Meeting via the Internet. Whether or not you plan to attend the 2026 Annual Meeting, please vote as soon as possible. You may vote over the Internet or by a toll-free telephone number. If, however, you requested to receive paper proxy materials, then you may vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Please note that any stockholder attending the virtual 2026 Annual Meeting may vote at the meeting, even if the stockholder has already returned a proxy card or voting instruction card.

Our Board of Directors recommends that you vote “FOR” the election of its director nominees, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm; “FOR” a non-binding, advisory resolution to approve the compensation of our named executive officers; “FOR” the reduction in the exercise price of certain outstanding stock options; and “FOR” the increase in the number of shares of our common stock reserved for issuance under the 2014 Plan.

By Order of the Board of Directors:

Bryan McMichael Chief Financial Officer

Redwood City, California

April __, 2026

COHERUS ONCOLOGY, INC.

333 Twin Dolphin Drive, Suite 600

Redwood City, California 94065

QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS

Why am I receiving these proxy materials?

We have made these proxy materials available to you because the Board of Directors of Coherus Oncology, Inc., or the Company, is soliciting your proxy to vote at the 2026 Annual Meeting, or any adjournments or postponements that take place. The 2026 Annual Meeting will be held virtually on May 27, 2026 at 1:30 p.m. PDT, at www.virtualshareholdermeeting.com/CHRS2026. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. As a stockholder, you are invited to attend the 2026 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2026 Annual Meeting to vote.

What is included in the proxy materials?

The proxy materials include:

●	This proxy statement, which includes information regarding the proposals to be voted on at the 2026 Annual Meeting, the voting process, corporate governance, the compensation of our directors and named executive officers, and other required information;
●	Our 2025 Annual Report to Stockholders, which is our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and
●	The proxy card or a voting instruction card for the 2026 Annual Meeting.

The proxy materials are being mailed or made available to stockholders on or about ______, 2026.

Who can vote at the 2026 Annual Meeting?

Only stockholders of record at the close of business on April 16, 2026 will be entitled to vote at the 2026 Annual Meeting. On the Record Date, there were ______ shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on April 16, 2026, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual 2026 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2026 Annual Meeting, please vote as soon as possible by completing and returning the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, at the close of business on April 16, 2026, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2026 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the 2026 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the virtual 2026 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What proposals are scheduled for a vote?

There are five proposals scheduled for a vote at the 2026 Annual Meeting:

●	Proposal No. 1 – To elect two Class III directors to hold office until the 2029 Annual Meeting of Stockholders or until their successors are elected;
●	Proposal No. 2 – To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026;
●	Proposal No. 3 – To hold a vote on a non-binding, advisory resolution approving the compensation of the Company’s named executive officers (a “Say-on-Pay” vote);
●	Proposal No. 4 – To approve a reduction in the exercise price of certain outstanding stock options; and
●	Proposal No. 5 – To approve an increase in the number of shares of our common stock reserved for issuance under the 2014 Plan.

How do I vote?

For Proposal No. 1, you may either vote “FOR” all nominees to our Board of Directors or you may “WITHHOLD” your vote for any nominee you specify. For Proposal No. 2, Proposal No. 3, Proposal No. 4, and Proposal No. 5, you may either vote “FOR” or “AGAINST” or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the virtual 2026 Annual Meeting or vote by proxy by telephone or Internet or by mail. Whether or not you plan to attend the 2026 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2026 Annual Meeting and vote by following the instructions described below even if you have already voted by proxy.

●	To vote by attending the virtual 2026 Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/CHRS2026 during the 2026 Annual Meeting. You will need the 16-digit control number which appears on the enclosed proxy card (printed in the box and marked by the arrow) and the instructions accompanying these proxy materials. For additional details on the virtual meeting, please see page 4 of this proxy statement.
●	To vote by proxy by telephone or Internet. If you have telephone or Internet access, you may submit your proxy by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
●	To vote by proxy by mail. You may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or other agent. To vote at the virtual 2026 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of the Company’s common stock you own as of April 16, 2026.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director (Proposal No. 1); “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026 (Proposal No. 2); “FOR” the non-binding, advisory resolution to approve the compensation of the Company’s named executive officers (Proposal No. 3); “FOR” the reduction in the exercise price of certain outstanding stock options (Proposal No. 4); and “FOR” the increase in the number of shares of our common stock reserved for issuance under the 2014 Plan (Proposal No. 5). If any other matter is properly presented at the 2026 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the 2026 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy with a later date.
●	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at Coherus Oncology, Inc., 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065.
●	You may attend the virtual 2026 Annual Meeting and vote at the meeting by following the instructions described above. Simply attending the 2026 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.

How do I attend the virtual 2026 Annual Meeting?

The live audio webcast of the 2026 Annual Meeting will begin promptly at 1:30 p.m. PDT. Online access to the audio webcast will open approximately 15 minutes prior to the start of the 2026 Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

To attend the 2026 Annual Meeting, stockholders will need to log in to www.virtualshareholdermeeting.com/CHRS2026 using the 16-digit control number on the proxy card or voting instruction form.

Can I submit questions prior to or at the virtual 2026 Annual Meeting?

Stockholders may submit questions and vote on the day of, or during, the 2026 Annual Meeting on www.virtualshareholdermeeting.com/CHRS2026. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our 2026 Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the 2026 Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the 2026 Annual Meeting. Answers to any questions not addressed during the meeting will be posted following the meeting on our website at https://investors.coherus.com. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than two questions from a single stockholder.

Is technical assistance provided before and during the virtual 2026 Annual Meeting?

Beginning fifteen minutes prior to the start of and during the virtual 2026 Annual Meeting, we will have our support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the technical assistance phone numbers that will be made available on the virtual meeting registration page fifteen minutes prior to the start time of the virtual meeting. The technical assistance team that will answer calls will not be able to help with procuring your 16-digit control number to gain access to the meeting. Control numbers can be found in your proxy materials or requested through your bank or broker.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person, or by remote communication, if applicable, or represented by proxy at the 2026 Annual Meeting. Shares are considered present “in person” if voted by the holder of those shares or by proxy during the 2026 Annual Meeting. On the Record Date, there were shares outstanding and entitled to vote. Accordingly, the holders of shares must be present at the 2026 Annual Meeting or represented by proxy to have a quorum. Your shares will be counted toward the quorum at the 2026 Annual Meeting only if you vote at the meeting, or you submit a valid proxy vote.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy may adjourn the 2026 Annual Meeting to another date.

How are votes counted?

Votes will be counted by the Inspector of Elections appointed for the 2026 Annual Meeting. The Inspector of Elections will separately count:

●	“FOR,” “WITHHOLD” and broker non-votes for Proposal No. 1 (the election of directors);
●	“FOR” and “AGAINST” votes, abstentions and broker non-votes, if any, for Proposal No. 2 (the ratification of the selection of Ernst & Young LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2026);
●	“FOR” and “AGAINST” votes, abstentions and broker non-votes for Proposal No. 3 (the non-binding, advisory resolution to approve the compensation of the Company’s named executive officers);
●	“FOR” and “AGAINST” votes, abstentions and broker non-votes for Proposal No. 4 (the reduction in the exercise price of certain outstanding stock options); and
●	“FOR” and “AGAINST” votes, abstentions and broker non-votes for Proposal No. 5 (an increase in the number of shares of our common stock reserved for issuance under the 2014 Plan).

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).

What are “broker non-votes”?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Proposal No. 1 to elect directors, Proposal No. 3 to vote on the non-binding, advisory resolution to approve the compensation of the Company’s named executive officers, Proposal No. 4 to approve the reduction in the exercise price of certain outstanding stock options, and Proposal No. 5 to approve an increase in the number of shares of our common stock reserved for issuance under the 2014 Plan are “non-routine” matters, but Proposal No. 2 to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026 is a “routine” matter. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1, Proposal No. 3, Proposal No. 4, and Proposal No. 5. Broker non-votes will not be counted toward the vote total for any proposal at the 2026 Annual Meeting.

How many votes are needed to approve each proposal?

●	Proposal No. 1 – To elect two Class III directors to hold office until the 2029 annual meeting of the Company’s stockholders or until their successors are elected. The two nominees receiving the most “FOR” votes (from the votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Broker non-votes will not be counted towards the vote total for this proposal.
●	Proposal No. 2 – To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non-votes) are required to approve this proposal. Because Proposal No. 2 is considered a “routine” matter, no broker non-votes are expected to exist in connection with this proposal.
●	Proposal No. 3 – A non-binding, advisory resolution approving the compensation of the Company’s named executive officers. “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non‑votes) are required to approve this proposal. Broker non-votes will not be counted towards the vote total for this proposal.
●	Proposal No. 4 – To approve the reduction in the exercise price of certain outstanding stock options, “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non‑votes) are required to approve this proposal. Broker non-votes will not be counted towards the vote total for this proposal.
●	Proposal No. 5 – To approve the increase in the number of shares of our common stock reserved for issuance under the 2014 Plan, “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non-votes) are required to approve this proposal. Broker non-votes will not be counted towards the vote total for this proposal.

None of the proposals, if approved, entitles stockholders to appraisal rights under Delaware law or the Company’s governing documents.

How can I find out the results of the voting at the 2026 Annual Meeting?

We will disclose final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2026 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.

When are stockholder proposals due for next year’s annual meeting?

Pursuant to Rule 14a-8, to be considered for inclusion in the proxy materials for the 2027 annual meeting of the Company’s stockholders, your proposal must be submitted in writing by December 21, 2026, to the Company’s Corporate Secretary at Coherus Oncology, Inc., 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065. However, if the meeting is not held between April 27, 2027 and June 26, 2027 then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting.

If you wish to submit a proposal before the stockholders or nominate a director at the 2027 annual meeting of the Company’s stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify the Company’s Corporate Secretary in writing between January 27, 2027 and February 26, 2027. However, if the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after May 27, 2027, then you must give notice not later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 28, 2027, however, if the date of next year’s annual meeting has changed by more than 30 days from May 27, 2027, then notice must be provided by the later of 60 days before the date of next year’s annual meeting or the 10th day after the day on which the Company publicly announces the date of next year’s annual meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class is required to consist, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on the Board of Directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Our Board of Directors currently consists of nine directors divided into the three following classes:

●	the Class I directors are Rita A. Karachun, Lee N. Newcomer, MD and Charles W. Newton and their terms will expire at the 2027 annual meeting of the Company’s stockholders;
●	the Class II directors are Jill O’Donnell-Tormey, Ph.D., Michael Ryan, and Ali J. Satvat, and their terms will expire at the 2028 Annual Meeting; and
●	the Class III directors are Georgia Erbez, Dennis M. Lanfear and Mats L. Wahlström, and their terms will expire at the 2026 annual meeting of the Company’s stockholders.

Our current Class III directors are Georgia Erbez, Dennis M. Lanfear, and Mats L. Wahlström. In April 2026, and in light of our Company’s scale transformation from a biosimilar company to an innovative oncology company, the Board of Directors determined to nominate only Mr. Lanfear and Mr. Wahlström for re-election. The Board subsequently determined to reduce the size of the Board from nine members to eight members effective immediately prior to the election of directors at the 2026 Annual Meeting. Mr. Lanfear and Mr. Wahlström have been nominated to serve as Class III directors and have agreed to stand for election. If the nominees for Class III are elected at the 2026 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2029 annual meeting of the Company’s stockholders, or until his successor is elected and qualified, or until his earlier death, resignation or removal.

Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the two nominees for Class III named above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by the Company’s management or the Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2026 Annual Meeting. Our Board of Directors and management encourage each nominee for director and each continuing director to attend the 2026 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE TWO CLASS III NOMINEES FOR DIRECTOR.

CLASS I DIRECTORS – To continue in office until the 2027 annual meeting of the Company’s stockholders

Rita A. Karachun, age 62, has served on our Board of Directors since May 2024. Ms. Karachun served at Merck & Co., Inc. as SVP and Global Controller from March 2014 until December 2023 where she managed a global team covering accounting and operational aspects of the company, including leading and developing the operating model for finance and driving the acceleration of the company’s global shared service model. Before becoming SVP and Global Controller, from February 2007 until February 2014, Ms. Karachun was Assistant Controller at Merck & Co., Inc. Previously, from 1996 until 2006, Ms. Karachun was Assistant Controller – Chief Accountant at AT&T Corp., where her work included leading the finance and accounting activities for the initial public offering of AT&T Capital Corp. Ms. Karachun has served as a member of the board of directors of Jersey Battered Women’s Service since July 2016. Ms. Karachun holds a B.S. in Accounting from Fairleigh Dickinson University. We believe Ms. Karachun is qualified to serve on our Board of Directors because of her management and financial expertise and various leadership roles in the pharmaceutical industry.

Lee N. Newcomer, MD, age 74, has served as a member of our Board of Directors since February 2022. Dr. Newcomer is a medical oncologist with a career spanning clinical medicine, healthcare administration and payer management. The majority of his career was with UnitedHealth Group. He was their Chief Medical Officer from 1991 to 2001. He returned in 2006 to lead an initiative combining clinical, financial and program management experts to focus on cancer care and departed UnitedHealth Group in March 2018. This team was the first to complete an episode payment program for cancer treatment and it created the first commercial cancer database combining clinical and claims data. From April 2018 to the present Dr. Newcomer has been working as a principal at Lee N. Newcomer Consulting. Prior to his work at UnitedHealth Group Dr. Newcomer practiced medical oncology for nine years in Minneapolis and Tulsa, Oklahoma. He is a former Chairman of Park Nicollet Health Services (HealthPartners), an integrated system of physicians and hospitals based in Minnesota with national recognition for its leadership in quality, safety, and cost effectiveness. He is a director at Myriad Genetics, Inc. and Cellworks Group Inc. Dr. Newcomer earned his MD degree from the University of Nebraska College of Medicine. His clinical training included an internal medicine residency at the University of Nebraska Medical Center and a medical oncology fellowship at the Yale University School of Medicine. He completed a Master of Health Administration from the University of Wisconsin at Madison in 1990. Dr. Newcomer was selected to serve on our Board of Directors because of his extensive experience and background in the healthcare sector.

Charles W. Newton, age 55, has served as a member of our Board of Directors since May 2022, bringing nearly three decades of financial and executive expertise in the healthcare industry. Mr. Newton previously served as Chief Financial Officer of Lyell Immunopharma where he led financial strategy and operations, prior to which he served as Managing Director & Co-Head of Healthcare Investment Banking in the Americas at Bank of America Merrill Lynch. Earlier in his career, he served as Managing Director & Co-Head of Healthcare Investment Banking in the Americas at Credit Suisse, Managing Director and Head of Western Region Healthcare Investment Banking at Morgan Stanley and as a Corporate Finance Analyst at Lehman Brothers. Mr. Newton currently serves as a board member at Novavax, Inc. and Keros Therapeutics. He previously served on the board of directors of 2seventy bio, Inc. until its acquisition by Bristol Myers Squibb, and Carmot Therapeutics, until its acquisition by Roche. Mr. Newton holds a Master of Business Administration from The Tuck School of Business at Dartmouth College and a Bachelor of Science in Finance from Miami University. We believe that Mr. Newton is qualified to serve on our Board of Directors due to his management, operational, strategic and financial expertise in the health care sector.

CLASS II NOMINEES FOR DIRECTORS – To continue in office until the 2028 annual meeting of the Company’s stockholders

Jill O’Donnell-Tormey, Ph.D., age 70, has served as a member of our Board of Directors since May 2022. Dr. O’Donnell-Tormey served as the Chief Executive Officer and the Director of Scientific Affairs of the Cancer Research Institute, or CRI, a nonprofit organization dedicated to advancing immunotherapy, from 1993 until September 2024. Under her leadership, the CRI saw its annual budget increase from $5 million to over $40 million. Dr. O’Donnell-Tormey joined CRI in 1987 and served as its Director of Scientific Affairs until 1993. Dr. O’Donnell-Tormey was a member of the board of directors of HemaCare Corporation, a blood banking company, from 2018 to 2020. She received a B.S. in Chemistry, summa cum laude, from Fairleigh Dickinson University and a Ph.D. in Cell Biology from the State University of New York Health Science Center. We believe that Dr. O’Donnell Tormey is qualified to serve on our Board of Directors due to her background and various leadership roles in the life sciences field.

Michael Ryan, age 71, has served on our Board of Directors since July 2023. Dr. Ryan is currently the Founder and Chief Executive Officer of Koios Enterprises & Consulting, an executive consulting firm specializing in patient access with a focus on evidence generation, value, pricing and policy solutions that enable patient access. Dr. Ryan has four decades of experience working in academia and the biopharmaceutical industry bringing therapeutics to patients, and previously served as Senior Vice President, U.S. and Worldwide Value, Access, Pricing and Health Economics and Outcomes Research at Bristol-Myers Squibb Company, or BMS, a multinational pharmaceutical company from

December 2015 to March 2023. From 2015 to 2017, he served as Senior Vice President, U.S. Value, Access, Policy and Health Economics and Outcomes Research at BMS. Prior to BMS, from December 1999 to December 2015, he served as Vice President and General Manager, U.S. Reimbursement, Value, and Access at Amgen Inc., or Amgen, a multinational pharmaceutical company. Prior to Amgen, he served as Vice President, Department of Pharmacy at the University of Pittsburgh Medical Center, Chairman, Department of Pharmacy and Therapeutics at the University of Pittsburgh School of Pharmacy and Associate Director and Clinical Associate Professor at the University of Michigan Hospitals’ Department of Pharmacy Services and College of Pharmacy. Dr. Ryan earned his B.A. at the University of California, Los Angeles and his Pharm.D. from the University of California at San Francisco. He completed his residency program in Hospital and Clinical Pharmacy at the University of Michigan. We believe Mr. Ryan is qualified to serve on our Board of Directors because of his background and various leadership roles in the pharmaceutical field.

Ali J. Satvat, age 48, has served as a member of our Board of Directors since May 2014. Mr. Satvat joined KKR in January 2012 and is a Partner, Co-Head of the Health Care industry team within KKR’s Americas Private Equity platform, and Global Head of KKR Health Care Strategic Growth. Mr. Satvat is a member of the Investment Committee and the Portfolio Management Committee for KKR’s Americas Private Equity platform, chairs the Investment Committee and the Portfolio Management Committee for KKR Health Care Strategic Growth, and manages KKR’s controlling interest in HealthCare Royalty Partners. Mr. Satvat has served on various public and private boards of directors, including BridgeBio Pharma, Inc. since March 2016, PRA Health Sciences, Inc. from September 2013 through April 2018, Eidos Therapeutics, Inc. from June 2018 through January 2021, and Impel Pharmaceuticals, Inc. from December 2018 through April 2024. Prior to joining KKR, Mr. Satvat was a Principal with Apax Partners, where he focused on health care private equity and growth equity investments. Previously, Mr. Satvat held various positions with Johnson & Johnson Development Corporation, Audax Group, and The Blackstone Group. Mr. Satvat holds an A.B. in History and Science from Harvard College and an M.B.A. in Health Care Management and Entrepreneurial Management from the Wharton School of the University of Pennsylvania. Mr. Satvat previously served as a member of the board of directors of the Healthcare Private Equity Association and has been involved in a number of non-profit organizations. We believe that Mr. Satvat is qualified to serve on our Board of Directors based on his extensive investment and board experience in the health care industry.

CLASS III DIRECTOR NOT STANDING FOR RE-ELECTION TO THE BOARD – To continue in office until immediately prior to election of directors at the 2026 Annual Meeting

Georgia Erbez, age 59, has served on our Board of Directors since February 2024. Ms. Erbez currently serves as Chief Financial Officer and Chief Business Officer of Codexis, Inc., a public manufacturing technologies provider, since September 2024. She also serves as Managing Director of Axiom Financial Partners, a financial consulting firm, since November 2014. Ms. Erbez previously served as the Chief Operating Officer of Walking Fish Therapeutics, Inc., a biotechnology company, from September 2022 to October 2023, and as Chief Financial Officer of Harpoon Therapeutics, Inc., an immuno-oncology company, from October 2018 to September 2022. Ms. Erbez previously served on the board of directors of AltiBio, Inc., a private biotechnology company, from September 2018 to March 2023, Sierra Oncology, Inc., a public biopharmaceutical company until its acquisition by GSK plc, and Artelo Biosciences, Inc., a public clinical stage biopharmaceutical company. Ms. Erbez earned her B.A. at the University of California, Davis. We believe Ms. Erbez is qualified to serve as a director because of her significant experience and background in the finance and biotechnology sector.

CLASS III DIRECTORS STANDING FOR RE-ELECTION TO THE BOARD – To be elected for a three-year term expiring at the 2029 annual meeting of the Company’s stockholders

Dennis M. Lanfear, age 70, is our co-founder and has served as our President and Chief Executive Officer and Chairman of our Board of Directors since our inception in September 2010. Mr. Lanfear previously was President of InteKrin Therapeutics Inc., a biopharmaceutical company, from 2005 to May 2010. Prior to that, Mr. Lanfear served in various senior leadership roles at Amgen Inc., a biopharmaceutical company from 1986 to 1999. While at Amgen, Mr. Lanfear had key leadership positions in the Process Development department, which under his management became an area of key strategic advantage for Amgen. From 1997 to 1999 Mr. Lanfear was Vice President, Market Development, focusing on long-term strategy for Epogen®, a multi-billion dollar drug. Mr. Lanfear also held senior leadership roles in several product development programs including those for growth factors, somatotrophins and neurotrophins and directed efforts from preclinical studies to Phase 3 clinical trials at Amgen. From 2019 – 2025, Mr. Lanfear served as a director for Neuvogen, Inc., a cancer vaccine company, including as Chair of the Financing Committee. Mr. Lanfear holds B.S. degrees in both Chemical Engineering and in Biochemistry from Michigan State University and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles. We believe Mr. Lanfear is qualified to serve on our Board of Directors because of his background and various leadership roles in the biopharmaceutical field.

Mats L. Wahlström, age 71, has served as a member of our Board of Directors since January 2012. He currently serves as the CEO and Chairman of Leonard Capital, LLC, Co-Chairman of HW Investment Partners, LLC, Chairman of Triomed AB since October 2016, Chairman of TriSalus Lifesciences Inc. since January 2017 and Chairman of Caduceus Medical Holdings, Inc. since August 2010. Mr. Wahlström served as a senior leader and Executive Chairman of KMG Capital Partners, LLC from April 2012 to May 2023. He has served on the boards of directors of Alteco Medical AB from October 2012 to July 2025 and Circuit Clinical Solutions, Inc. since July 2016. From January 2004 to December 2009, Mr. Wahlström served as co-CEO of Fresenius Medical Care North America and a member of the management board at Fresenius Medical Care AG & Co. KGAA. From November 2002 to December 2009, he served as President and CEO of Fresenius Medical Services, which operated more than 1,700 dialysis clinics in the U.S. Prior to joining Fresenius Medical Care in 2002, he held various positions at Gambro AB in Sweden, including President of Gambro North America and Chief Executive Officer of Gambro Healthcare Inc. as well as Chief Financial Officer of the Gambro Group. Mr. Wahlström has a B.S. degree in Economics and Business Administration from University of Lund, Sweden. We believe Mr. Wahlström is qualified to serve on our Board of Directors because of his extensive management and director experience in the life sciences and healthcare sectors.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Ernst & Young LLP, or EY, as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and is seeking ratification of such selection by our stockholders at the 2026 Annual Meeting. EY has audited our financial statements for the fiscal years ended December 31, 2025, 2024 and 2023. Representatives of EY are expected to be present at the 2026 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of a majority of the shares cast at the 2026 Annual Meeting will be required to ratify the selection of EY. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

The following information sets out the fees for professional services rendered by EY, during the fiscal years 2025 and 2024:

	Year Ended December 31,
	2025	2024

Audit Fees(1)	$3,483,500	$4,208,657
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	114,370
All Other Fees(4)	—	—
Total All Fees	$3,483,500	$4,323,027

(1)	This category consists of fees for professional services for the audit of the Company’s 2025 and 2024 annual financial statements, the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 with respect to each of those years, the review of quarterly financial statements, issuance of comfort letters and consents, and for services that are normally provided by the independent registered public accounting firm in connection with other statutory and regulatory filings or engagements.
(2)	This category consists of fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and that are not reported under the Audit Fees category. We did not incur any such fees in this category in 2025 or 2024.
(3)	This category consists of fees for professional services rendered for tax compliance, tax advice and tax planning.
(4)	This category consists of fees for any other products and professional services provided by EY. We did not incur any such fees in 2025 or 2024.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and available at https://investors.coherus.com. The Audit Committee has considered the role of EY in providing audit and audit-related services to the Company and has concluded that such services are compatible with EY’s role as the Company’s independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

The primary purpose of the Audit Committee is to oversee the Company’s financial reporting processes on behalf of the Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available on the Company’s website at https://investors.coherus.com.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2025. The Audit Committee has discussed with EY, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee also received the written disclosures and the letter from EY required by the PCAOB regarding EY’s communications with the Audit Committee concerning independence and has discussed with EY its independence. The Audit Committee has determined that EY is independent from the Company and its management.

The Audit Committee discussed with EY, with and without management present, the scope and results of EY’s audit of the Company’s financial statements for the fiscal year ended December 31, 2025.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Audit Committee

Rita A. Karachun (Chair)

Georgia Erbez

Ali J. Satvat

Mats L. Wahlström

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank, enables our stockholders to vote to approve, on a non-binding basis, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This vote is commonly known as a “say-on-pay” vote. Accordingly, we are seeking a non-binding, advisory vote to approve the compensation of our named executive officers as described in the section of this proxy statement titled “Executive Compensation” and the compensation tables and accompanying narrative disclosure that follow.

Our Compensation Committee and Board of Directors believe that the information provided in the section of this proxy statement titled “Executive Compensation,” the compensation tables and accompanying narrative disclosure demonstrates that our executive compensation program is designed appropriately, emphasizes pay for performance and aligns management’s interests with our stockholders’ interests to support long-term value creation.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

RESOLVED, that stockholders of Coherus Oncology, Inc. approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, the compensation tables and the accompanying narrative disclosure of this proxy statement.

While the vote on this resolution is advisory and not binding on us, our Compensation Committee and Board of Directors value thoughtful input from stockholders and will consider the outcome of the vote on this resolution when considering future executive compensation decisions. Our Board of Directors has adopted a policy of providing for annual advisory votes from stockholders on named executive officer compensation. Unless our Board of Directors modifies its policy on the frequency of future say-on-pay advisory votes, the next “say-on-pay” advisory vote will be held at the 2027 annual meeting of the Company’s stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE, ON A NON-BINDING, ADVISORY BASIS, FOR THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

APPROVAL OF THE REDUCTION IN THE EXERCISE PRICE OF CERTAIN OUTSTANDING STOCK OPTIONS

Overview

We are requesting stockholders approve a one-time reduction in the exercise price of certain outstanding stock options that have an exercise price of $5.00 or more granted to our employees, including our executive officers and certain consultants but excluding non-employee directors (collectively, “Service Providers”) under our Amended and Restated 2014 Equity Incentive Award Plan (the “2014 Plan”) and the 2016 Employment Commencement Incentive Plan (the “2016 Plan”), which as of March 31, 2026 covers a total of 9,540,140 shares of our common stock (such options, the “Eligible Options” and such reduction, the “Repricing”). The Eligible Options were granted from 2016 through 2023, and they currently have per share exercise prices between $5.44 and $30.98.

The Board has approved the Repricing subject to stockholder approval at this Annual Meeting. If approved by the stockholders, the exercise price of each Eligible Option will automatically be reduced to the closing trading price per share of our common stock on the date of the Annual Meeting. If this Proposal No. 4 is not approved by the stockholders, then we will not implement the Repricing. However, we may need to consider alternative compensation structures to achieve the objectives for which the Repricing was designed.

The Board believes that the Repricing is in the best interests of the Company and its stockholders and recommends that the stockholders vote for approval of this Proposal No. 4.

Determination to Pursue the Repricing

In considering whether to implement the Repricing, the Board was concerned that adverse changes in the market price of our common stock since the Eligible Options were granted could materially interfere with the Company’s efforts to retain the service of the holders of the Eligible Options. Over the past few years, our stock price has remained well below our historical norms as the Company transitioned from a biosimilar company to an innovative oncology company. This has resulted in our Service Providers holding options with exercise prices meaningfully above the recent trading range of our common stock (often referred to as “underwater” or “out-of-the-money”), making the options a less effective means of incentivizing and retaining our Service Providers. The Service Providers who stayed with the Company to date despite their shares remaining underwater for an extended period of time are critical to our future as an innovative oncology company. While we continue to believe that stock options are an important component of the Company’s compensation program, the underwater stock options may be perceived by their holders as having little or no incentive and retention effect due to the difference between the exercise prices and our current stock price. The Board believes that the Repricing is in the best interests of the Company and its stockholders, as the Repricing will restore the incentive and retentive benefit of the Eligible Options. In order to enhance the retentive benefit of the Repricing, except as otherwise determined by the Board or its Compensation Committee, if a Service Provider holding Eligible Options terminates service with us or exercises an Eligible Option, in each case, prior to May 27, 2027, the exercise price of the Eligible Option will automatically increase to its original exercise price.

Prior to approving the Repricing, the Board considered the recommendation of the Compensation Committee, which reviewed an analysis prepared by Aon plc (“Aon”), the committee’s independent compensation consultant, as well as several alternatives to the Repricing. These alternatives included:

•

Extending an offer to exchange underwater options for another form of equity compensation. However, any exchange proposal would have required compliance with tender offer rules, resulting in added costs, complexities, and burdens on our resources.

•

Granting additional options or other types of equity awards. However, this would result in increasing our overhang of outstanding equity awards, and we believe that adjusting already outstanding options would better serve the interests of our stockholders.

•

Waiting out the volatility in anticipation of future clinical results. However, we are concerned that if we do not improve the Eligible Option holders’ prospects of receiving long-term value from their options, we will undermine their long-term commitment to us. We will also forgo an opportunity to better align their interests with the interests of our stockholders.

The Board ultimately determined that the Repricing would be the most effective tool in obtaining our objective of realigning interests of the Eligible Option holders with those of our stockholders because it provides a direct and straightforward means of resetting the incentive value of the Eligible Options.

Specifics of the Repricing

In the event the stockholders approve this proposal, the Eligible Options held by our Service Providers will automatically be repriced to the closing trading price per share of our common stock on May 27, 2026, the date of our Annual Meeting. In addition, the term of all Eligible Options will be extended for 10 years from May 27, 2026. However, except as otherwise determined by the Board or its Compensation Committee, if any holder of an Eligible Option terminates service with the Company, or if a holder exercises his or her Eligible Option, in each case, prior to May 27, 2027, the exercise price of the holder’s Eligible Options will automatically increase to the original exercise price.

Except for the reduction in the exercise price of the Eligible Options and the extension in the term of the Eligible Options, the Repricing will have no other impact on the Eligible Options and all outstanding stock options under the 2014 Plan and the 2016 Plan will continue to remain outstanding in accordance with all of the current terms and conditions set forth in the 2014 Plan and the 2016 Plan and the applicable award agreements.

The following table provides information as of March 31, 2026 regarding the Eligible Options. The closing price of our common stock on the Nasdaq Global Select Market on that date was $1.69 per share.

				Weighted Average
	Exercise Price		Weighted Average	Remaining Term of
	of Eligible	Number of Shares	Exercise Price of	Eligible Options
	Options ($)	Underlying Eligible Options	Eligible Options ($)	(Years)
Employees	5.44 to 30.98	5,521,251	$ 13.10	4.5
Executive Officers	5.44 to 18.33	3,748,889	$ 13.95	4.1
Certain Consultants	9.28 to 29.71	270,000	$ 16.57	3.1

Eligible Option Holders

All of our employees (including our two active named executive officers) and certain consultants hold Eligible Options that potentially benefit from the Repricing. The following table sets forth, with respect to the individuals and groups identified therein, the number of shares subject to Eligible Options and the weighted average exercise price of the Eligible Options, in each case, as of March 31, 2026. If a holder of an Eligible Option terminates service with us or exercises an Eligible Option, in each case, prior to May 27, 2027, the exercise price of his or her Eligible Options will automatically increase to the original exercise price.

	Number of Shares	Weighted Average
	Subject to	Exercise Price of
Name and Position	Eligible Options (#)	Eligible Options ($)
Named Executive Officers:
Dennis M. Lanfear, President, Chief Executive Officer and Chairman	3,528,889	$ 14.09
Bryan McMichael, Chief Financial Officer	220,000	$ 11.66

All Current Executive Officers as a Group (2 persons)	3,748,889	$ 13.95

All Current Non-Executive Officer Employees as a group (87 persons)	5,521,251	$ 13.10
Consultants as a group (5 persons)	270,000	$ 16.57

Interests of Certain Persons in the Repricing

In considering the recommendation of the Board with respect to the approval of the Repricing, stockholders should be aware that, as discussed above, executive officers hold Eligible Options that will be repriced in the Repricing. The Board recognizes that approval of this proposal may benefit our executive officers and their successors.

Accounting Treatment of the Repricing

We have adopted the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) regarding accounting for share-based payments. Under FASB ASC Topic 718, we will recognize any incremental compensation cost of the Eligible Options subject to the Repricing. The incremental compensation cost will be measured as the excess, if any, of the fair value of the repriced Eligible Options immediately following the Repricing over the fair value of the Eligible Options immediately prior to the Repricing.

Federal Income Tax Consequences

The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for options granted under the 2014 Plan or the 2016 Plan. The federal tax laws may change and the tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Incentive Stock Options. For income tax purposes, the repricing of an Eligible Option that is an incentive stock option, or “ISO,” is treated as a new option granted as of the date of the repricing.

The grant (including the deemed grant as a result of the repricing) or exercise of an ISO under the 2014 Plan or the 2016 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax, unless the shares are sold or otherwise disposed of in the same year the ISO is exercised. Gain realized by participants on the sale of shares underlying an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the participant disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to the participant. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that the participant recognizes ordinary income.

Non-Qualified Stock Options. The grant or repricing of a non-qualified option under the 2014 Plan or 2016 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. Generally, upon exercise of a non-qualified option, the participant will realize ordinary income, and the Company will be entitled to a tax deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.

Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with the Repricing in an amount equal to the ordinary income realized by the holder at the time the holder recognizes such income (for example, the exercise of a non-qualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Code Section 162(m), the annual compensation paid to any of these specified service providers will be deductible only to the extent that it does not exceed $1,000,000.

Financial Statements

Our financial statements and other information required by Item 13(a) are incorporated by reference from our Annual Report on Form 10-K filed with the SEC on March 9, 2026.

The Board unanimously recommends that you vote “FOR” the approval of the reduction in the exercise price of certain options to purchase our common stock.

PROPOSAL NO. 5

APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE AMENDED AND RESTATED 2014 EQUITY INCENTIVE AWARD PLAN

Introduction

Our stockholders are being asked to approve an amendment (the “Equity Plan Amendment”) to our Amended and Restated 2014 Equity Incentive Award Plan (the “2014 Plan” and, as amended by the Equity Plan Amendment, the “Amended Plan”), to increase the maximum number of shares of common stock that may be delivered pursuant to awards granted under the 2014 Plan by 7,700,000 shares of common stock. This increase is essential to support our planned operations and sustain our current commercial momentum, and our ability to utilize equity to attract and retain talent in our industry as a key driver for long-term stockholder value.

Our Board of Directors approved the Equity Plan Amendment on April 8, 2026, subject to stockholder approval. The Equity Plan Amendment will become effective as of the date our stockholders approve the Equity Plan Amendment. If the Equity Plan Amendment is not approved by our stockholders, the 2014 Plan, as in effect immediately prior to the approval of the Equity Plan Amendment by our board of directors, will remain in full force and effect.

Overview of Proposed Amendment

We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. As of March 31, 2026, the total number of shares of our common stock reserved for issuance under the 2014 Plan since inception was 32,416,811. As of March 31, 2026, the aggregate number of shares of common stock subject to outstanding awards under the Amended Plan was 31,141,375 and a total of 1,315,706 shares of common stock remained available under the Amended Plan for future issuance. Pursuant to the Equity Plan Amendment, an additional 7,700,000 shares of common stock have been reserved for issuance under the 2014 Plan over the existing share reserve, subject to stockholder approval.

In addition to increases as a result of forfeiture, repurchase, expiration or cash settlement of awards under the Amended Plan, the Amended Plan provides that shares reserved for issuance under the Amended Plan will also be increased by the number of shares of common stock subject to awards granted under our 2016 Employment Commencement Incentive Plan (the “2016 Plan”) that lapse, are repurchased, are forfeited, or expired. The 2016 Plan was terminated in June 2024, but awards remain outstanding pursuant to its terms.

All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

The 2014 Plan is not being amended in any material respect other than to reflect an increase of 7,700,000 shares reserved for issuance described above. A copy of the Equity Plan Amendment is attached as Appendix A to this proxy statement.

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

We believe that the approval of the Equity Plan Amendment is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in our company and providing a means of recognizing their contributions to the success of our company. Our Board of Directors and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help our company meet its goals.

Our equity incentive program is broad-based. As of March 31, 2026, 100% of our employees had received grants of equity awards, 26 current consultants had received grants of equity awards and all eight of our non-employee directors had received grants of equity awards. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

Outstanding Awards Under Existing Plans — Ability to Grant Future Equity Awards is Limited

The table below presents information about the number of shares that were subject to various outstanding equity awards under our equity plans, and the shares remaining available for issuance under each such plan, each at March 31, 2026. The 2014 Plan is the only equity incentive plan we currently have in place under which we can grant awards (other than the shares available for purchase under our 2014 Employee Stock Purchase Plan, or the 2014 ESPP).

	Number of Shares and Related Information	As a % of Shares Outstanding(1)	Dollar Value (2)
2016 Plan
Options outstanding	2,491,613	1.6%	4,210,826
Weighted average exercise price of outstanding options	$ 13.29
Weighted average exercise remaining term of outstanding options (in years)	3.5
Restricted stock units outstanding	—	0.0%	—
Restricted stock awards outstanding	—	—	—
Shares available for future issuance under the 2016 Plan	—	0.0%	—

2014 Plan
Options outstanding	29,593,812	19.2%	50,013,542
Weighted average exercise price of outstanding options	$ 6.40
Weighted average exercise remaining term of outstanding options (in years)	6.1
Restricted stock units outstanding	1,547,563	1.0%	2,615,381
Restricted stock awards outstanding	—	—	—
Shares available for future issuance under the 2014 Plan	1,315,706	0.9%	2,223,543

Amended Plan
Proposed increase to share reserve under Amended Plan (over existing share reserve under 2014 Plan)	7,700,000	5.0%	13,013,000

(1) Based on 154,217,609 shares of our common stock outstanding as of March 31, 2026.

(2) Based on the closing price of our common stock on March 31, 2026, of $1.69 per share.

Background for the Determination of the Share Reserve under the Amended Plan

In determining whether to approve the Equity Plan Amendment, our Board of Directors considered that:

●	In setting the size of the share reserve under the Amended Plan, as described above, our Board of Directors considered the historical amounts of equity awards granted by our company in the past three years. In 2023, 2024 and 2025, equity awards representing a total of approximately 6,522,360 shares, 12,320,250 shares, and 6,257,000 shares, respectively, were granted under our 2014 Plan, for an annual equity burn rate of 5.8%, 10.7% and 5.2%, respectively. This level of equity awards represents a 3-year average burn rate attributable to our 2014 Plan of 7.2% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of common shares outstanding at the end of the fiscal year.
●	We expect the share authorization under the Amended Plan to provide us with enough shares for awards for approximately two years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended Plan could last for a shorter or longer time.

●	In 2023, 2024 and 2025, our end of year overhang rate (excluding shares available for issuance under our 2014 ESPP) was 25.0%, 30.7% and 29.0%, respectively. If the Equity Plan Amendment is approved, our overhang rate attributable to the Amended Plan at the end of 2026 would be approximately 27.8%. Overhang for this purpose is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year (excluding shares available for issuance under our 2014 ESPP) by (2) the number of shares outstanding at the end of the fiscal year.
●	In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.

Other Key Features of the Amended Plan

The Amended Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Amended Plan as follows:

●	No Increase to Shares Available for Issuance without Stockholder Approval. Without stockholder approval, the Amended Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the Amended Plan (other than adjustments in connection with certain corporate reorganizations and other events).

●	No Repricing of Awards. Other than pursuant to the provisions of the Amended Plan described below under the headings “Adjustments” and “Corporate Transactions,” the plan administrator may not without the approval of the company’s stockholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

●	Limitations on Dividend Payments on Unvested Awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. Dividend equivalents may not be paid on stock options or SARs.

●	No In-the-Money Option or Stock Appreciation Right Grants. The Amended Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.
●	Minimum Vesting. Subject to limited exceptions, no awards granted under the Amended Plan may vest until the first anniversary of the grant date (subject to limited exceptions).

●	Independent Administration. The Compensation Committee of our Board of Directors, which consists of two or more non-employee directors, generally will administer the Amended Plan. The full Board of Directors will administer the Amended Plan with respect to awards granted to members of the Board. The Compensation Committee may delegate certain of its duties and authorities to a committee of one or more directors or officers of the company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) are officers of the company and have been delegated authority to grant or amend awards under the Amended Plan.

●	No Automatic Change in Control Vesting for Awards. The Amended Plan does not have automatic accelerated vesting provisions for awards in connection with a change of control (other than in connection with the non-assumption of awards).

●	Limitations on Grants to Directors. The Amended Plan provides for limitations on grants to non-employee directors such that the sum of the grant date fair value of all equity awards and the maximum amount that may become payable pursuant to all cash-based awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the company may not exceed $2,000,000.

Stockholder Approval

In general, stockholder approval of the Amended Plan will implement the foregoing share reserve increase and extension of the term while (1) complying with the terms of the 2014 Plan regarding amendments and (2) meeting the stockholder approval requirements of Nasdaq. If the Amended Plan is not approved by our stockholders, the Amended Plan will not become effective, the 2014 Plan will continue in full force and effect, and we may continue to grant awards under the 2014 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Summary of the Amended Plan

The principal features of the Amended Plan are summarized below, but the summary is qualified in its entirety by reference to the 2014 Plan itself, a copy of which is filed as Exhibit 10.2 to our Form 10-Q for the quarterly period ended June 30, 2025, and the Equity Plan Amendment, which is attached as Appendix A to this proxy statement.

Securities Subject to the Amended Plan

As of March 31, 2026, a total of 32,416,811 shares of our common stock are authorized for issuance under the 2014 Plan. Pursuant to the Amended Plan, the number of shares of our common stock authorized for issuance as of the effective date of the Amended Plan will be increased by 7,700,000 shares.

If any shares subject to an award under the Amended Plan or the 2016 Plan are forfeited, expire or are settled for cash, any shares subject to such award will, to the extent of such forfeiture, expiration or cash settlement, be available for future grants under the Amended Plan. If any shares of restricted stock are forfeited by a participant or repurchased by us pursuant to the Amended Plan or 2016 Plan, such shares shall again be available for future grant or sale under the Amended Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares of stock available for issuance under the Amended Plan.

To the extent permitted by applicable law or any exchange rule, and subject to certain other restrictions, shares issued in assumption of, or in substitution for, any outstanding awards or shares available under a pre-existing plan of an entity acquired by the company or any of its subsidiaries that was approved by stockholders and not adopted in contemplation of such acquisition will not be counted against the shares available for grant under the Amended Plan.

In no event will more than 18,846,815 shares of common stock be issuable pursuant to the exercise of ISOs following the effective date of the Amended Plan.

Administration

The Compensation Committee of our Board of Directors will generally administer the Amended Plan (except with respect to any award granted to non-employee directors, which must be administered by our full Board of Directors). Unless otherwise determined by the Board of Directors, the members of the Compensation Committee are intended to each be a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” under the rules of any securities exchange on which the shares of our common stock are listed. The Board of Directors or the Compensation Committee may delegate certain of its duties and authorities to a committee of one or more directors or officers of the company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) are officers of the company and have been delegated authority to grant or amend awards under the Amended Plan. The Compensation Committee, the Board of Directors or any such subcommittee to which authority to grant awards has been delegated are referred to herein as the “plan administrator.” Subject to the terms and conditions of the Amended Plan, the plan administrator has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the Amended Plan. The plan administrator is also authorized to establish, adopt, amend or revise rules relating to administration of the Amended Plan. Our Board of Directors may at any time revest in itself the authority to administer the Amended Plan.

Eligibility

Options, SARs, restricted stock and other awards under the Amended Plan may be granted to individuals who are then our officers or employees or are the officers or employees of any of our subsidiaries. Such awards may also be granted to our non-employee directors and consultants but only employees may be granted ISOs. As of March 31, 2026, we had eight non-employee directors, 147 employees and approximately 16 consultants who were eligible to be granted awards under the Amended Plan. The closing share price per share for our common stock on the Nasdaq Stock Market on March 31, 2026 was $1.69.

Awards

The Amended Plan provides that the plan administrator may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, stock payments, and performance awards, or any combination thereof. The plan administrator will consider each award grant subjectively, considering factors such as the individual performance of the recipient and the anticipated contribution of the recipient to the attainment of our long-term goals. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

●	Nonqualified stock options, or NQSOs, provide for the right to purchase shares of our common stock at a specified price which may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of the plan administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of performance targets established by the plan administrator. NQSOs may be granted with any term of up to ten years after the date of grant.

●	ISOs are designed to comply with the provisions of the Code and are subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within the ten years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock, the Amended Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

●	Restricted stock may be granted to participants and made subject to such restrictions as may be determined by the plan administrator. Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and it may not be sold or otherwise transferred to third parties until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights and may receive dividends, if any, prior to the time when the restrictions lapse, provided that any dividends paid on unvested shares will be subject to the same vesting conditions as the underlying unvested shares.

●	Restricted stock units may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but subject to vesting conditions including continued employment or on performance criteria established by the plan administrator. Like restricted stock, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

●	SARs granted under the Amended Plan typically provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the SAR. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the date of grant. SARs granted under the Amended Plan may not have a term in excess of ten years from the date of grant. The plan administrator may elect to pay SARs in cash or in common stock or in a combination of both.

●	Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the awards held by the participant. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. Dividend equivalents may not be paid on stock options or SARs.

●	Stock payments may be authorized by the plan administrator in the form of common stock or an option or other right to purchase common stock as part of a deferred compensation arrangement, made in lieu of all or any part of compensation, including bonuses, that would otherwise be payable to employees, consultants or members of our Board of Directors.

●	Performance awards, including performance stock units and other cash bonus, stock bonus or other incentive awards, may be authorized by the plan administrator. The value of performance awards may be linked to any one or more performance criteria determined by the plan administrator on a specified date or over a specified period determined by the plan administrator.

Minimum Vesting

Awards granted under the Amended Plan may vest no earlier than the first anniversary of the date of grant, provided that such minimum vesting requirement will not apply to: (i) awards delivered in lieu of fully-vested cash-based awards under the Amended Plan (or other fully-vested cash awards or payments); (ii) awards to non-employee directors for which the vesting period runs from the date of one annual meeting of stockholders to the date of the next annual meeting of stockholders that is at least 50 weeks after the preceding year’s annual meeting; or (iii) any other awards that result in an issuance of up to 5% of the shares reserved for issuance under the Amended Plan as of its effective date. In addition, the plan administrator may accelerate the vesting of an award in connection with or following a participant’s death, disability, termination of service or a change in control.

Limitations on Awards

The sum of the grant date fair value of all equity awards and the maximum amount that may become payable pursuant to all cash-based awards that may be granted as compensation for services as a non-employee director may not exceed $2,000,000 in any calendar year.

Tax Withholding

The Amended Plan permits the plan administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America).

Transferability of Awards

Unless the plan administrator provides otherwise, the Amended Plan generally does not allow for the transfer of awards, and only the recipient of an option or SAR may exercise such an award during his or her lifetime.

Forfeiture, Recoupment and Clawback Provisions

Pursuant to its general authority to determine the terms and conditions applicable to awards under the Amended Plan, the plan administrator has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by us, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Adjustments

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our common stock or the share price of our common stock other than an equity restructuring (as defined in the Amended Plan), the plan administrator may make such equitable adjustments, if any, as the plan administrator in its discretion may deem appropriate to reflect such change with respect to (1) the aggregate number and type of shares that may be issued under the Amended Plan (including individual award limits, the limit on ISOs under the Amended Plan and the manner in which shares subject to full value awards are counted), (2) the number and type of shares subject to outstanding awards, (3) the number and type of shares for which any automatic grants to non-employee directors are made, (4) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (5) the grant or exercise price per share for any outstanding awards under the plan. If there is any equity restructuring, (1) the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted, and (2) the plan administrator will make proportionate adjustments to reflect such equity restructuring with respect to the aggregate number and type of shares that may be issued under the Amended Plan (including individual award limits, the limit on ISOs under the Amended Plan and the manner in which shares subject to full value awards are counted). Adjustments in the event of an equity restructuring will not be discretionary. The plan administrator also has the authority under the Amended Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Corporate Transactions

In the event of a change in control where the acquirer does not assume awards granted under the Amended Plan, awards issued under the Amended Plan will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. Under the Amended Plan, a change in control is generally defined as:

●	a transaction or series of related transactions (other than an offering of our stock to the general public through a registration statement filed with the SEC) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition;
●	during any two-year period, individuals who, at the beginning of such period, constitute our Board of Directors together with any new director(s) whose election by our Board of Directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our Board of Directors; or
●	our consummation (whether we are directly or indirectly involved through one or more intermediaries) of (1) a merger, consolidation, reorganization, or business combination or (2) the sale, exchange or transfer of all or substantially all of our assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction: (x) which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of the person that, as a result of the transaction, controls us, directly or indirectly, or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business (we or such person being referred to as a successor entity)) directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and (y) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group is treated as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction.

Amendment of the Amended Plan; Repricing Prohibited

Our Compensation Committee or Board of Directors may terminate, amend or modify the Amended Plan. However, stockholder approval of any amendment to the Amended Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any amendment to the Amended Plan that increases the number of shares available under the Amended Plan. No incentive stock option may be granted under the Amended Plan after the tenth anniversary of the date our Board of Directors approved the Amended Plan.

In addition, other than pursuant to the provisions of the Amended Plan described above under the headings “Adjustments” and “Corporate Transactions,” the plan administrator may not without the approval of the company’s stockholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

Securities Laws

The Amended Plan is intended to conform with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The Amended Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Federal Income Tax Consequences Associated with the Amended Plan

The federal income tax consequences of the Amended Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Amended Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Amended Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary is not intended to be complete and does not describe foreign, state and local tax laws, employment, estate or gift tax considerations. The tax information summarized is not tax advice.

Stock Options and Stock Appreciation Rights. An Amended Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of a stock option or stock appreciation right. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an “incentive stock option” as defined in Section 422 of the Code. The Amended Plan permits the grant of options that are intended to qualify as incentive stock options as well as options that are not intended to so qualify; however, incentive stock options generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any. Upon exercising an option that does not qualify as an incentive stock option when the fair market value of our stock is higher than the exercise price of the option, an Amended Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and we (or our subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Upon exercising an incentive stock option, an Amended Plan participant generally will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition of incentive stock option shares, the participant will recognize long term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

We will not be entitled to any tax deduction if the participant makes a qualifying disposition of incentive stock option shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.

Upon exercising or settling a stock appreciation right, an Amended Plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Restricted Stock and Restricted Stock Units. An Amended Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of restricted stock or restricted stock units. Upon the termination of restrictions on restricted stock or the payment of restricted stock units, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares. However, an Amended Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for such shares. We will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.

Dividend Equivalents, Stock Payment Awards and Performance Awards. An Amended Plan participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents, stock payment awards or performance awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Section 409A of the Internal Revenue Code. Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the Amended Plan and awards granted under the Amended Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the company or the subsidiary for which the participant performs services should be entitled to a corresponding deduction provided that, among other things, the amount (1) meets the test of reasonableness, (2) is an ordinary and necessary business expense, (3) is not an “excess parachute payment” within the meaning of Section 280G of the Code, and (4) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for covered employees, generally all named executive officers and any covered employee from a previous year, exceeds $1 million in any one year.

New Plan Benefits

Other than with respect to annual grants of options to our non-employee directors pursuant to the Amended Plan that will be made immediately following the date of the annual meeting, assuming stockholder approval of the Amended Plan, all future grants of awards under the Amended Plan are subject to the discretion of the plan administrator and it is not possible to determine the benefits that will be received in the future by participants in the Amended Plan. The equity awards to be granted to each non-employee director on the date of the annual meeting under the Amended Plan in accordance with the non-employee director compensation policy are described below under “Director Compensation.”

Plan Benefits Under the 2014 Plan

As of March 31, 2026, each of our named executive officers and the other groups identified below have received the following option and RSU grants under the 2014 Plan since its inception that are outstanding:

	Stock Options Granted (#)	Restricted Stock Units/Shares of Restricted Stock Granted (#)
Dennis M. Lanfear President, Chief Executive Officer and Chairman of the Board of Directors	6,906,389	375,000
Bryan McMichael Chief Financial Officer	905,000	112,500
Paul Reider Former Chief Commercial Officer	747,500	—
All current and former executive officers as a group (3 persons)	8,558,889	487,500
All current directors who are not executive officers as a Group (8 persons)	2,388,000	—

All employees and consultants who are not executive officers as a group (236 persons)	18,646,923	1,060,063

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares cast at the 2026 Annual Meeting will be required to approve the Equity Plan Amendment. Abstentions and broker non-votes will not be counted as votes cast on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE AMENDED AND RESTATED 2014 EQUITY INCENTIVE AWARD PLAN.

CORPORATE GOVERNANCE

Board Composition

Director Independence

Our Board of Directors currently consists of nine members. Our Board of Directors has determined that all of our directors, as well as each individual nominated by our Board of Directors for election to our Board of Directors at the 2026 Annual Meeting, other than Mr. Lanfear, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Lanfear is not considered independent because he is an employee of our company.

The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As described more fully below, the Board of Directors has also determined that each current member of the Compensation Committee, and each current member of the Audit Committee and the Nominating and Corporate Governance Committee, as well as each director and director nominee that we expect to serve on such committees after the 2026 Annual Meeting, meets the independence standards applicable to those committees prescribed by Nasdaq and the SEC.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Leadership Structure of the Board of Directors

Our amended and restated bylaws and corporate governance guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board of Directors and Chief Executive Officer or to implement a lead director in accordance with its determination that utilizing any particular structure would be in the best interests of our company. Mr. Lanfear currently serves as the Chairman of the Board of Directors and Mr. Wahlström currently serves as the lead independent director of the Board of Directors. All of our directors are encouraged to make suggestions for Board meeting agenda items. In addition, in his role as lead independent director, Mr. Wahlström presides over the executive sessions of the Board of Directors in which Mr. Lanfear, as the Chief Executive Officer, does not participate, and serves as a liaison to management on behalf of the independent members of the Board of Directors.

Our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of the Board of Directors in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-

day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and considers and approves or disapproves any related-persons transactions. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors and Committees

During 2025, the Board of Directors met four times, the Audit Committee met four times, the Compensation Committee met six times and the Nominating and Corporate Governance Committee met one time. In that year, each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served which occurred while such director was a member of the Board of Directors and such committees. As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

●	appoints our independent registered public accounting firm;
●	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
●	determines the engagement of the independent registered public accounting firm;
●	reviews and approves the scope of the annual audit and the audit fee;
●	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
●	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;
●	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
●	is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

●	reviews our critical accounting policies and estimates; and
●	reviews the Audit Committee charter and the Audit Committee’s performance.

The current members of our Audit Committee are Mats L. Wahlström, Ali J. Satvat, Rita A. Karachun and Georgia Erbez. Ms. Karachun serves as the Chair of the Audit Committee. After the 2026 Annual Meeting, and subject to election by our stockholders in the case of Mr. Wahlström, we expect that our Audit Committee will be composed of Mr. Wahlström, Mr. Satvat and Ms. Karachun.

Each of the current members of our Audit Committee meets or will meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board of Directors has determined that Mr. Wahlström is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the Audit Committee must also meet heightened independence standards. Our Board of Directors has determined that each of Messrs. Wahlström and Satvat, Ms. Karachun and Ms. Erbez is independent under the heightened independence standards under the applicable rules of Nasdaq. Our Audit Committee has been established in accordance with the rules and regulations of the Exchange Act. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on the Company’s website at https://investors.coherus.com.

Compensation Committee

Our Compensation Committee reviews and approves or recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves or recommends corporate goals and objectives relevant to compensation of our President and Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves or recommends to our Board of Directors the compensation of these officers based on such evaluations. The Compensation Committee also approves or recommends to our Board of Directors the grant of stock options and other awards under our stock plans. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter. The current members of our Compensation Committee are Charles Newton, Michael Ryan and Lee N. Newcomer, MD. Charles Newton serves as the Chair of the Compensation Committee. After the 2026 Annual Meeting, we expect that our Compensation Committee will continue to be composed of Charles Newton, as Chair, Michael Ryan and Lee N. Newcomer, MD.

Each of the current members of our Compensation Committee is “independent” under the applicable rules and regulations of Nasdaq, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Compensation Committee charter is available to security holders on the Company’s website at https://investors.coherus.com.

Our Compensation Committee has retained Aon, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the Compensation Committee in developing appropriate incentive plans for our executives on an annual basis, to provide the Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Aon reports directly to the Compensation Committee and does not provide any non-compensation-related services to us. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Aon addressed each of the six independence factors established by the SEC and Nasdaq with our Compensation Committee. Its responses affirmed the independence of Aon on executive compensation matters. Based on this assessment, our Compensation Committee determined that the engagement of Aon does not raise any conflicts of interest or similar concerns. In addition, our Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for our Compensation Committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board of Directors concerning governance matters. The current members of our Nominating and Corporate Governance Committee are Mats L. Wahlström, Ali J. Satvat and Jill O’Donnell-Tormey, Ph.D. Ali J. Satvat serves as the Chair of the Nominating and Corporate Governance Committee. After the 2026 Annual Meeting, and subject to election by our stockholders in the case of Mr. Wahlström, we expect that our Nominating and Corporate Governance Committee will continue to be composed of Ali J. Satvat, as chair, Mats L. Wahlström and Jill O’Donnell-Tormey, Ph.D.

Each of the current members of our Nominating and Corporate Governance Committee, as well as the expected members of our Nominating and Corporate Governance Committee after the 2026 Annual Meeting, is or will be an “independent director” under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. Following the 2026 Annual Meeting, we will continue to comply with Nasdaq’s rules regarding independent director oversight of director nominations under either Nasdaq Rule 5605(e)(1)(A) or 5605(e)(1)(B). The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Company’s website at https://investors.coherus.com.

The Nominating and Corporate Governance Committee will consider individuals who are properly proposed by stockholders to serve on the Board of Directors in accordance with laws and regulations established by the SEC and the Nasdaq listing requirements, our bylaws and applicable corporate law, and make recommendations to the Board of Directors regarding such individuals based on the established criteria for members of our Board of Directors. The Nominating and Corporate Governance Committee may consider in the future whether we should adopt a more formal policy regarding stockholder nominations.

For a stockholder to make any nomination for election to the Board of Directors at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public announcement of the date of such annual meeting is first made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at Coherus Oncology, Inc., 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary of the previous year’s annual meeting (no later than March 28, 2027 for our annual meeting of stockholders to be held in 2027). However, if the date of our annual meeting to be held in 2027 has changed by more than 30 days from May 27, 2027, then notice must be provided by the later of 60 days before the date of our annual meeting to be held in 2027 or the tenth day after the day on which we publicly announce the date of our annual meeting to be held in 2027.

Board Diversity

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity;
●	ethics and values;
●	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
●	experience in the industries in which we compete;
●	experience as a board member or executive officer of another publicly held company;
●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
●	conflicts of interest; and
●	practical and mature business judgment.

Currently, our Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at https://investors.coherus.com. We will disclose any substantive amendments to the code of business conduct and ethics, or any waiver of its provisions, on our website. The references to our website in this proxy statement do not constitute incorporation by reference of the information contained at or available through our website.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy and Procedures, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as zero-cost collars and forward sale contracts, or otherwise engaging in transactions that hedge, or are designed to hedge, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director or employee to no longer have the same objectives as the Company’s other stockholders. A copy of our Insider Trading Compliance Policy and Procedures is attached as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 9, 2026.

Equity Award Timing Policies and Practices

We generally grant equity awards at regularly scheduled Board of Director or Compensation Committee meetings. We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the Compensation Committee before granting an equity award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.

During fiscal year 2025, except for options granted to our Chief Executive Officer and Chief Financial Officer on May 7, 2025 as set forth in the table below, we did not grant stock options to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Percentage Change in the Closing
Market Price of the Securities
Underlying the Award Between the
Trading Day Ending Immediately
			Exercise		Prior to the Disclosure of Material
		Number of	Price	Grant Date	Nonpublic Information and the
		Securities	of the	Fair Value	Trading Day Ending Immediately
		Underlying	Award	of the	Following the Disclosure of
Name	Grant Date	the Award	($/Sh)	Award ($)	Material Nonpublic Information
Dennis M. Lanfear	5/7/2025	375,000	0.9462	246,000	-14.9%
Bryan McMichael	5/7/2025	200,000	0.9462	131,200	-14.9%

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
●	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law.

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage. To the extent the indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Director Attendance at Annual Meetings

Our Board of Directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our Board of Directors and management team encourage all of our directors to attend the 2026 Annual Meeting.

Stockholder Communications with the Board of Directors

A stockholder may communicate with the Board of Directors, or an individual director, by sending written correspondence to the Company’s Corporate Secretary at Coherus Oncology, Inc., 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065. The Corporate Secretary will review such correspondence and forward it to the Board of Directors, or an individual director, as appropriate.

Compensation Recovery (Clawback) Policy

Our Board of Directors adopted the Company’s Policy for Recovery of Erroneously Awarded Compensation, or the Clawback Policy, effective as of December 1, 2023, applicable to our current and former executive officers, as defined in Exchange Act Rule 10D-1(d), in accordance with SEC rules and the applicable Nasdaq listing standards. This Clawback Policy applies to incentive-based compensation that is granted, earned or vested wholly or in part upon attainment of one or more financial reporting measures, each a Financial Reporting Measure, that is received by an executive officer (1) after beginning service as an executive officer, (2) who served as an executive officer at any time during the performance period for that compensation and (3) during the three completed fiscal years immediately preceding the date on which the Company concludes, or reasonably should have concluded, that the Company is required to prepare a restatement with respect to any such Financial Reporting Measure. The Clawback Policy provides that, in the event of a restatement of our financial statements due to material noncompliance with financial reporting requirements, the administrator of the Clawback Policy will recover (subject to limited exceptions) the amount (as determined on a pre-tax basis) of incentive-based compensation erroneously received by an executive officer (i.e., in the event that the amount of such compensation was calculated based on the achievement of certain financial results that were subsequently revised due to the restatement, and the amount of the incentive-based compensation that would have been earned by such executive officer had the financial results been properly reported would have been lower than the amount actually paid).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2024, there were no transactions to which we have been a party, in which the amount involved exceeds the lesser of (A) $120,000 or (B) one percent (1%) of the average of our total assets at year end for the two last completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

NON-EMPLOYEE DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth information for the year ended December 31, 2025 regarding the compensation awarded to, earned by or paid to our non-employee directors:

	Fees Earned or	Option Awards
Name	Paid in Cash ($)	($)(1)	Total ($)
Georgia Erbez	72,500	61,667	134,167
Rita A. Karachun	77,500	61,667	139,167
Lee N. Newcomer, MD	60,000	61,667	121,667
Charles W. Newton	82,500	61,667	144,167
Jill O'Donnell-Tormey, Ph.D.	55,000	61,667	116,667
Michael Ryan	69,375	61,667	131,042
Ali J. Satvat	82,500	61,667	144,167
Mark D. Stolper (2)	35,000	-	35,000
Mats L. Wahlström	130,000	61,667	191,667

(1)	Amount represents the grant date fair value of options granted during the year ended December 31, 2025 as calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 12 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. As of December 31, 2025, our non-employee directors held options to purchase the aggregate number of shares of our common stock set forth in the table below.

Shares Subject to
Name	Outstanding Options
Georgia Erbez	280,000
Rita A. Karachun	280,000
Lee N. Newcomer, MD	316,250
Charles W. Newton	316,250
Jill O'Donnell-Tormey, Ph.D.	316,250
Michael Ryan	278,000
Ali J. Satvat	202,000
Mats L. Wahlström	399,250

(2)	Mr. Stolper’s service as a member of our Board of Directors ended effective in June 2025.

Our established business practice for director compensation (the “Director Compensation Policy”) provided for both cash retainer fees and automatic, non-discretionary equity grants. Pursuant to the Director Compensation Policy, our non-employee directors receive the following cash compensation:

●	Each non-employee director receives an annual cash retainer in the amount of $50,000 per year.
●	The lead independent director receives an additional cash retainer in the amount of $40,000 per year.
●	The chairperson of the Audit Committee receives additional cash compensation in the amount of $20,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee receives additional cash compensation in the amount of $10,000 per year for such member’s service on the Audit Committee.
●	The chairperson of the Compensation Committee receives additional cash compensation in the amount of $20,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee receives additional cash compensation in the amount of $10,000 per year for such member’s service on the Compensation Committee.
●	The chairperson of the Nominating and Corporate Governance Committee receives additional cash compensation in the amount of $10,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee receives additional cash compensation in the amount of $5,000 per year for such member’s service on the Nominating and Corporate Governance Committee.
●	The chairperson of the Strategic Transaction Committee receives additional cash compensation in the amount of $25,000 per year for such chairperson’s service on the Strategic Transaction Committee. Each non-chairperson member of the Strategic Transaction Committee receives additional cash compensation in the amount of $12,500 per year for such member’s service on the Strategic Transaction Committee.

Under the Director Compensation Policy, we grant each non-employee director an option to purchase 168,000 shares of our common stock in connection with his or her initial appointment or election to our Board of Directors, and an option to purchase 112,000 shares of our common stock on an annual basis. The initial grant vests and becomes exercisable for 1/3rd of the total number of shares after one year and with 1/36th of the total number of shares vesting monthly thereafter so that all of the shares are vested after three years, subject to continued service on our Board of Directors. The annual grant vests and becomes exercisable in full on the one-year anniversary of the date of grant, subject to continued service on the Board of Directors. Each option has an exercise price equal to the closing trading price of our common stock on the date of grant or, if the date of grant is not a trading day, the immediately preceding trading day.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 16, 2026:

Name	Age	Position(s)
Dennis M. Lanfear	70	President, Chief Executive Officer and Chairman of the Board of Directors
Bryan McMichael	47	Chief Financial Officer

Mr. Lanfear’s biographical information is set forth in “Proposal No. 1 – Election of Directors” in this proxy statement.

Bryan McMichael has served as our Chief Financial Officer since August 2024. Mr. McMichael previously served as our Interim Chief Financial Officer from December 2023 to July 2024 and served as our Executive Vice President, Accounting and Corporate Controller from September 2022 to July 2024. Starting March 2021, Mr. McMichael held the role of Senior Vice President, Accounting and Corporate Controller at the Company. Prior to joining the Company, Mr. McMichael worked for Gilead Sciences, Inc. from May 2016 to March 2021 and most recently held the position of Executive Director, Assistant Controller. Prior to joining Gilead Sciences, Inc., Mr. McMichael served in various roles at NetApp, Inc. and PricewaterhouseCoopers LLP in the United States and in Europe. Mr. McMichael is a Certified Public Accountant and holds a Bachelor of Science degree in Business Administration from San Diego State University.

EXECUTIVE COMPENSATION

As a “smaller reporting company,” as such term is defined in the rules promulgated under the Securities Act, we have opted to comply with the scaled executive compensation disclosure rules applicable to smaller reporting companies, which require compensation disclosure for our principal executive officer during 2025 and our other executive officer who was serving at the end of 2025 and our other former executive officer who served during part of 2025. We refer to these individuals as our named executive officers, or NEOs. Our NEOs for 2025 and their positions are as follows:

●	Dennis M. Lanfear, President and Chief Executive Officer;
●	Bryan McMichael, Chief Financial Officer; and
●	Paul Reider, former Chief Commercial Officer.

Paul Reider resigned as Chief Commercial Officer effective on April 30, 2025 in order to pursue other opportunities.

Summary Compensation Table

The following table sets forth total compensation earned by our NEOs for the fiscal years presented.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	Total ($)
Dennis M. Lanfear	2025	1,026,545	—	828,130	869,295	12,904	2,736,874
President, Chief Executive Officer and Chairman of the Board of Directors	2024	1,013,410	—	2,873,088	902,184	13,627	4,802,309
Bryan McMichael	2025	543,688	—	314,192	237,697	7,500	1,103,077
Chief Financial Officer	2024	467,767	—	320,775	236,828	7,500	1,032,870
Paul Reider	2025	217,742	—	347,760	—	662,022	1,227,524
Former Chief Commercial Officer (4)	2024	559,241	—	732,036	262,980	103,158	1,657,415

(1)

These amounts represent the aggregate grant date fair value of options granted to our NEOs and the incremental fair value of options held by our NEOs that were modified, in each case, during the fiscal year, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value are set forth in Note 12 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(2)	These amounts for fiscal year 2025 represent the bonuses awarded to our NEOs based on achievement of our corporate goals at 92% under our 2025 annual bonus plan for our NEOs.
(3)

Amounts reported for fiscal year 2025 constituted: (i) $7,500 of matching contributions under our 401(k) plan for Mr. Lanfear and Mr. McMichael; (ii) $1,950 for physician concierge services and $3,454 for reimbursement of health club expenses paid on behalf of Mr. Lanfear; and (iii) for Mr. Reider, a $45,992 housing allowance, which includes a gross up for taxes (in the amount of $30,000) so that he received an amount after taxes that was sufficient to pay for temporary housing close to our headquarters office in Redwood City, California, $528,737 in severance, $65,361 of COBRA reimbursement, $18,932 associated with the continued vesting of RSUs during his consulting, and $3,000 to convert group term life insurance to an individual life insurance policy.

(4)	Mr. Reider resigned as Chief Commercial Officer effective on April 30, 2025 in order to pursue other opportunities.

Executive Compensation Objectives and Philosophy

The key objective in our executive compensation program is to attract, motivate and reward leaders with the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:

●	Attract and retain talented and experienced executives in a competitive and dynamic market;
●	Motivate our NEOs to help the Company achieve the best possible financial and operational results;
●	Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
●	Align the long-term interests of our NEOs with those of our stockholders.

We strive to set our overall total compensation at a competitive level. Executives may be compensated above or below similarly situated executives at our peer group companies based on other factors such as experience, performance, scope of position and the competitive demand for proven executive talent.

Stockholder Advisory Vote on Executive Compensation

At our 2025 annual meeting of stockholders, our stockholders approved in a non-binding, advisory vote the compensation of our NEOs, with 54.27% of the votes cast in favor. While the proposal passed, the compensation committee recognized that the level of support was below our historic levels and engaged with stockholders to better understand their perspectives. Following the 2025 annual meeting, members of management and the Board conducted a stockholder outreach program. We contacted our top 20 stockholders representing 40.5% of our outstanding shares, and had meetings with four stockholders representing 13% of outstanding shares. The outreach program included participation by the chair of our Compensation Committee, our VP of investor relations, and our chief strategy and corporate affairs officer. During these discussions, we obtained feedback on our executive compensation program, including in relation to the design of our corporate goals, weightings and outcomes and bonus payout structure. The feedback included requests for more specificity in disclosing corporate goals, a cap on corporate bonus payouts, and additional disclosure of peer group companies that were considered as comparators. This feedback was presented to the full Board, including the compensation committee, and we have adjusted the disclosures below to include additional information on corporate goals, bonus payouts and peer group companies in response to the stockholder feedback.

Our next planned advisory vote on our NEOs’ compensation will be held at our upcoming 2026 Annual Meeting and is included as Proposal No. 3 in this proxy statement.

Components of Compensation

The primary elements of our NEOs’ compensation and the main objectives of each are:

●	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities and provides stable income;
●	Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives; and
●	Equity Based Long-Term Incentive Compensation. Equity compensation, provided in the form of stock options for 2025, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also provide for severance and change in control benefits, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2025 is described further below.

Competitive Market Data and Independent Compensation Consultant

In order to design a competitive executive compensation program that will continue to attract and retain top executive talent, our Compensation Committee hired Aon as an independent compensation consultant to provide a competitive review of executive and Board compensation, including developing a peer group of public companies, reviewing our executive compensation program covering cash and equity, and analyzing peer practices.

The peer group used for 2025 compensation was selected using the following criteria: (i) US-based bio/pharma commercial companies generating revenue; (ii) companies located in geographic biotechnology hubs; (iii) companies with market capitalizations between $100 million to $1.4 billion with a median value roughly equivalent to 0.3 to 3 times the Company’s then-current valuation; and (iv) companies with between 100 and 900 full-time equivalent employees. These criteria yielded the following list of peer companies:

1.	ACADIA Pharmaceuticals
2.	Agenus
3.	Agios Pharmaceuticals
4.	Amicus Pharmaceuticals
5.	Collegium Pharmaceuticals
6.	Corcept Therapeutics
7.	Deciphera Pharmaceuticals
8.	Dynavax Technologies
9.	Eagle Pharmaceuticals
10.	Fibrogen
11.	Heron Therapeutics
12.	Intercept Pharmaceuticals
13.	Ironwood Pharmaceuticals
14.	Karyopharm Therapeutics
15.	Mirum Pharmaceuticals
16.	Nektar Therapeutics
17.	Pacira BioSciences
18.	PTC Therapeutics
19.	Puma Biotechnology
20.	Supernus Pharmaceuticals
21.	Vanda Pharmaceuticals

In September 2025, in consultation with Aon and following our transformation from a biosimilar company, our Compensation Committee selected a new peer group that better reflects our current focus as an innovative oncology company. This new peer group has been used for executive compensation decisions made for 2026. Our updated Peer Group was selected using this criteria: (i) Target companies in phase II/III of clinical trials with an emphasis on immuno-oncology; (ii) companies located in geographic biotechnology hubs; (iii) companies with market capitalization of up to $400 million with a median value roughly equivalent to .25 to 4x Coherus Oncology’s 30-day average market value; and (iv) companies with between 50 to 500 employees full-time equivalent employees. These criteria yielded the following list of peer companies:

1.	Actuate Therapeutics
2.	Agenus
3.	Allogene Therapeutics
4.	Black Diamond Therapeutics

5.	Cardiff Oncology
6.	Caribou Biosciences
7.	Corbus Pharmaceuticals
8.	Cullinan Therapeutics
9.	Lyell Immunopharma
10.	Nektar Therapeutics
11.	Olema Pharmaceuticals
12.	Perspective Therapeutics
13.	Pliant Therapeutics
14.	Precigen
15.	RAPT Therapeutics
16.	Replimune Group
17.	Xencor
18.	Zentalis Pharmaceuticals

Our Compensation Committee uses the peer group as a reference to help structure a competitive executive compensation program, which it deemed necessary and appropriate to attract and retain executive talent in the market with which we compete. While the Compensation Committee does not establish compensation levels solely based on a review of competitive data, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.

Base Salary

Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of our executives and evaluates the base salaries of new hires at the time of hire. For 2025 compensation, our Compensation Committee approved a base salary increase of 4% for Mr. McMichael and no increase for Mr. Reider, and our Board of Directors approved a base salary increase of 4% for Mr. Lanfear.

The table below shows our NEOs’ 2025 and 2024 annual base salaries following such determinations.

	Annual Base Salary
Name	2025	2024
Dennis M. Lanfear	$944,886	$908,544
Bryan McMichael	$495,203	$456,779
Paul Reider*	$528,737	$528,737

*Paul Reider resigned as Chief Commercial Officer effective on April 30, 2025 in order to pursue other opportunities.

Annual Performance-Based Incentive Compensation

Our annual performance-based bonus program is designed to motivate our executives to meet or exceed company-wide short-term performance objectives. Our annual bonus program provides for the payment of cash bonuses based on each NEO’s target annual bonus and our overall achievement of corporate performance objectives and, for each NEO other than Mr. Lanfear an assessment of individual performance.

The Company maintains a team-based approach to target bonuses, in which employees at the same level are eligible to receive the same target bonus as a percentage of base salary. These levels remained the same as in 2023 and 2024. Thus, for 2025, our CEO’s target bonus was 100% of his base salary and our other NEOs’ target bonuses were 50% of their respective base salaries.

NEO’s goals are based in part on personal performance and in part on overall corporate performance CEO bonus is based 100% on the annual corporate goal achievement, and the bonus for other NEOs is based on 50% of corporate goal achievement and 50% on individual performance. For the portion of the goal based upon overall corporate performance, our corporate goals for 2025 included goals in relation to finance, revenue, clinical development, pipeline portfolio management, investor relations and business development. Each goal is given a designated weight as to its contribution to the overall achievement score. Within each goal, specific targets are set in advance for 75%, 100%, and 125% achievement levels. The total achievement for the corporate goal is effectively capped at 125% of the target, and achievement of the personal component of the goal is capped at 100% of achievement. At the end of the year, the Compensation Committee meets to assess achievement levels for each goal and to assign an overall achievement percentage.

Under our annual bonus program, corporate goals and performance targets are reviewed and approved by the Compensation Committee, which gives its recommendations to the Board of Directors. In March 2026, the Compensation Committee reviewed our 2025 performance under our corporate goals and determined overall corporate achievement under our annual bonus program of 92% for our NEOs other than our CEO. In March 2026, the Board of Directors subsequently determined, after reviewing the recommendations from the Compensation Committee, overall corporate achievement under our annual bonus program of 92% for our CEO.

2025 Corporate Goal   Weighting Achievement

Balance Sheet, Finance and Expenses10%11%

Revenue and Other Income20%15%

Clinical Development25%24%

Pipeline Portfolio Management15%19%

Cap Table, Investor Relations20%23%

Business Development10% 0%

TOTAL100%92%

Our Compensation Committee assessed the individual performance of Mr. McMichael and assigned an individual performance factor that was combined with our corporate achievement of 92% to result in a combined bonus percentage of 96% based on a full discussion and evaluation of his performance during 2025.

The dollar values of the portion of our NEOs’ 2025 annual bonuses are set forth in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above.

Equity-Based Long-Term Incentive Awards

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay. In 2025, we granted equity-based compensation to our NEOs in the form of service-based stock options pursuant to the 2014 Plan.

During fiscal year 2025, our Compensation Committee and our Board of Directors made the following equity-based grants to our NEOs:

Number of Shares Underlying
Service-Based
Name	Stock Options (#)
Dennis M. Lanfear	950,000
Bryan McMichael	360,000
Paul Reider	160,000

The stock option grants were made in January 2025 in connection with the Board’s annual review of NEO performance, except that Mr. Lanfear and Mr. McMichael received an additional grant of stock options in May 2025 in connection with the UDENYCA divestiture. The stock option awards vest monthly over four years from the applicable date of grant.

Retirement Savings, Health and Welfare Benefits

Our NEOs participate in our company-sponsored benefit programs on generally the same basis as other salaried employees, including a standard complement of health and welfare benefit plans and a 401(k) plan, which is intended to qualify under Section 401(k) of the Code. Under the 401(k) plan, each employee may elect to contribute up to a maximum of 90% of his or her salary, not to exceed the contribution amount allowed by the IRS. During 2025, we made matching contributions into our 401(k) plan of 100% of the first 4% of each participant’s eligible compensation up to a $7,500 maximum. Of our NEOs, Mr. Lanfear and Mr. McMichael each earned the $7,500 matching contribution in 2025.

Perquisites and Other Personal Benefits

We provide only limited perquisites and personal benefits to our NEOs, including, for our former Chief Commercial Officer, a housing allowance, and for our CEO, concierge physician services and reimbursement of health club expenses. We provided a housing allowance of $45,992 for Mr. Reider, our former Chief Commercial Officer in 2025. We required Mr. Reider, who lives in Ohio, to regularly work on-site at our headquarters in Redwood City, California with our other senior leaders.

We do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective or for recruitment, motivation, recognition or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

Severance and Change in Control Arrangements

Our Compensation Committee adopted an Executive Change in Control and Severance Plan, or the Severance Plan, in April 2017 that was amended and restated in January 2023 that provides for severance benefits and payments upon certain involuntary terminations, including in connection with a change in control. Our Compensation Committee believes that severance and change in control protections are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such protections can serve to mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The severance benefits provided are designed to provide our NEOs with treatment that is competitive with market practices.

The Severance Plan provides for the payment of severance and other benefits in the event of a termination of employment by the Company other than for “cause” or by the executive’s “constructive termination” (each as defined in the Severance Plan and each such termination, a “Covered Termination”).

In the event of a Covered Termination of an NEO other than during the 12-month period following a “change in control” (as defined in the Severance Plan), the Severance Plan provides for the following payments and benefits to such NEO, subject to the NEO’s delivery to the Company of a general release of all claims against the Company and its affiliates (a “Release”): (i) continued payment of the NEO’s base salary during a specified period (the “Severance Period”), which is 24 months in the case of our CEO and 12 months in the case of our other NEOs; (ii) payment or reimbursement of healthcare premiums until up to the last day of the Severance Period; and (iii) vesting of the NEO’s outstanding equity awards to the same extent such equity awards would have vested had the NEO remained employed by the Company during the Severance Period.

In the event of a Covered Termination of an NEO during the 12-month period following a change in control, the Severance Plan provides for the following payments and benefits, subject to the NEO’s delivery to the Company of a Release: (i) an amount equal to the base salary the NEO would have received during the Severance Period, payable in a cash lump sum; (ii) payment or reimbursement of healthcare premiums until up to the last day of the applicable Severance Period; and (iii) full accelerated vesting of all outstanding equity awards.

The Severance Plan also includes parachute payment “best pay” provision, under which payments and benefits will either be made to the NEO in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 280G of the Code, whichever of the foregoing amounts is greater on an after-tax basis.

Mr. Reider resigned his employment under circumstances that constituted an involuntary termination of employment with us under the Severance Plan. Accordingly, on May 8, 2025, we entered into a letter agreement that provided for Mr. Reider to receive severance benefits consistent with our Severance Plan described above in exchange for a general release of claims against us. The letter agreement provided for Mr. Reider to receive 12 months of continued base salary in an aggregate amount of $528,737, up to 12 months of continued health care reimbursement up to an aggregate amount of $65,361 and continued vesting of equity awards to the extent such awards would have vested in the 12 months following his termination of employment, during which time he continued to provide limited consulting services to the Company. We also paid $3,000 to convert Mr. Reider’s group term life insurance to an individual policy.

Outstanding Equity Awards at 2025 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2025:

			Option Awards(1)					Stock Awards(2)
					Equity Incentive				Market
			Number of	Number of	Plan Awards:			Number of	Value of
			Securities	Securities	Number of Securities			Shares or	Shares or
			Underlying	Underlying	Underlying	Option		Units of	Units of
	Vesting		Unexercised	Unexercised	Unexercised	Exercise	Option	Stock That	Stock that
	Commencement		Options (#)	Options (#)	Unearned	Price	Expiration	Have Not	Have Not
Name	Date		Exercisable	Unexercisable	Options (#)	($)	Date	Vested (#)	Vested ($)(3)
Dennis Lanfear	5/6/2016		323,889	—	—	17.17	5/11/2026
	8/1/2017		200,000	—	—	12.70	8/6/2027
	2/1/2018		400,000	—	—	10.05	2/1/2028
	1/11/2019		450,000	—	—	12.37	1/11/2029
	1/10/2020		500,000	—	—	17.73	1/10/2030
	1/23/2021		500,000	—	—	18.33	1/23/2031
	2/1/2021		125,000	—	—	17.60	2/1/2031
	1/4/2022		394,114	8,386	—	15.94	1/4/2032
	1/5/2023		293,489	109,011	—	10.37	1/5/2033
	6/13/2023	(4)	225,000	—	—	5.44	6/13/2033
	1/20/2023							28,750	40,825
	1/5/2024		275,520	299,480	—	3.14	1/5/2034
	4/11/2024	(5)	76,500	—	306,000	2.41	4/11/2034
	4/11/2024	(5)	120,000	—	480,000	2.41	4/11/2034
	5/29/2024	(5)	—	—	120,000	1.84	5/29/2034
	1/10/2025	(6)	—	575,000	—	1.47	1/10/2035
	5/7/2025	(6)	—	375,000	—	0.95	5/7/2035
Bryan McMichael	3/29/2021		100,000	—	—	14.76	3/29/2031
	1/7/2022		24,479	521	—	14.67	1/7/2032
	9/7/2022		12,187	2,813	—	10.78	9/7/2032
	1/4/2023		18,229	6,771	—	9.87	1/4/2033
	3/27/2023		17,187	7,813	—	6.00	3/27/2033
	6/13/2023	(4)	30,000	—	—	5.44	6/13/2033
	1/20/2023							4,166	5,916
	1/2/2024		59,895	65,105	—	3.14	1/2/2034
	8/1/2024	(6)	25,000	50,000	—	1.24	8/7/2034
	1/3/2025	(6)	—	160,000	—	1.66	1/3/2035
	5/7/2025	(6)	—	200,000	—	0.95	5/7/2035
Paul Reider	3/22/2021		125,000	—	—	14.76	4/28/2031
	12/13/2021		40,000	—	—	17.06	12/13/2031
	1/4/2022		36,718	782	—	15.94	1/4/2032
	1/4/2023		58,333	21,667	—	9.87	1/4/2033
	1/20/2023							13,333	18,933
	6/13/2023	(4)	70,000	—	—	5.44	6/13/2033
	1/2/2024		76,666	83,334	—	3.14	1/2/2034
	4/11/2024	(5)	40,000	—	160,000	2.41	4/11/2034
	1/3/2025	(6)	—	160,000	—	1.66	1/3/2035

(1)

Except as otherwise noted, the unvested portion of each option vests and becomes exercisable in substantially equal monthly installments through the fourth anniversary of the vesting commencement date, subject to continued service through the applicable vesting date.

(2)

Except as otherwise noted, each restricted stock unit award vests in substantially equal annual installments through the third anniversary of the vesting commencement date, subject to continued service through the applicable vesting date.

(3)	Amounts shown are based on the number of restricted stock units multiplied by the closing trading price of our common stock of $1.42 per share on December 31, 2025.
(4)	The option award vests annually over two years from the applicable vesting commencement date, subject to continued service through the applicable vesting date.

(5)	The performance stock option awards vest upon the certification from the Board that the applicable performance milestone for such performance stock option has been achieved.
(6)

The option award vests monthly over four years from the applicable vesting commencement date with 1/4th of the shares underlying the award vesting on the one-year anniversary of the grant date and 1/48th of the shares underlying the award vesting on a monthly basis thereafter, subject to continued service to the Company through the applicable vesting date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2025, regarding existing compensation plans, under which equity securities of the Company are authorized for issuance.

	Number of Securities				Number of Securities
	to				Remaining Available
	be Issued Upon				for Future Issuance
	Exercise				Under Equity
	of Outstanding		Weighted-		Compensation
	Option		Average Exercise		Plans (Excluding
	Awards and		Price of		Securities Reflected
	Restricted		Outstanding		in
Plan Category	Stock Units (a)		Option Awards		Column (a))
Equity compensation plans approved by stockholders(1)	26,736,734	(3)	$7.02	(4)	8,330,070	(5)
Equity compensation plans not approved by stockholders(2)	2,701,236	(3)	$13.18	(4)	—
Total	29,437,970		$7.59		8,330,070

(1)	Consists of the Coherus Oncology, Inc. Amended and Restated 2014 Equity Incentive Award Plan (the “2014 Plan”) and 2014 Employee Stock Purchase Plan (the “ESPP”).
(2)	Consists of the Coherus Oncology, Inc. 2016 Employment Commencement Incentive Plan (the “2016 Plan”). The 2016 Plan provides for the grant of non-qualified stock options, restricted stock units, restricted stock awards, performance awards, dividend equivalents, deferred stock awards, deferred stock units, stock payment and stock appreciation rights to a person not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company. The 2016 Plan was terminated in 2024 but awards remain outstanding subject to its terms.
(3)	Consists of shares of common stock underlying outstanding options and RSUs.
(4)	Represents the weighted average exercise price of outstanding options. The weighted average exercise price does not take into account outstanding RSUs.
(5)	Includes 5,683,408 shares under the 2014 Plan and 2,646,662 shares under the ESPP that were available for future issuance as of December 31, 2025, including for the ESPP an estimated 255,412 shares of our common stock potentially subject to purchase as of December 31, 2025, with respect to the offering period that runs from November 16, 2025 through May 15, 2026. The estimated shares of our common stock subject to purchase under the ESPP were calculated by dividing participant withholdings as of December 31, 2025 by a purchase price equal to the closing share price of our common stock on November 16, 2025 less the applicable program discount.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The percentage of shares beneficially owned is computed on the basis of shares of our common stock outstanding as of April 16, 2026. Shares of our common stock that a person has the right to acquire within 60 days of April 16, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors, director nominees and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Coherus Oncology, Inc., at 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065.

		Number of	Number of
	Number of	Shares	Shares of	Percentage of
	Outstanding	Convertible	Common	Common
	Shares	/Exercisable	Stock	Stock
	Beneficially	Within	Beneficially	Beneficial
Name of Beneficial Owner	Owned	60 Days	Owned	Ownership
5% and Greater Stockholders
Timothy G. Youngquist 2020 Irrevocable Trust(1)	7,850,800		7,850,800%

Named Executive Officers and Directors
Ali J. Satvat(2)	3,036,576	192,000	3,228,576%
Dennis M. Lanfear(3)	1,567,884	4,191,904	5,759,788%
Lee N. Newcomer, MD(4)	—	316,250	316,250%
Mats L. Wahlström(5)	—	399,250	399,250%
Charles W. Newton(6)	—	316,250	316,250%
Rita A. Karachun(7)	—	223,720	223,720%
Bryan McMichael(8)	133,736	430,934	564,670%
Jill O'Donnell-Tormey, Ph.D.(9)	—	316,250	316,250%
Michael Ryan(10)	—	275,000	275,000%
Georgia Erbez(11)	—	228,310	228,310%
Paul Reider(12)	78,636	574,165	652,801%
All directors and executive officers as a group (10 persons)(13)	4,738,196	6,889,868	11,628,064%

*Beneficial Ownership representing less than one percent.

(1)	Based on information contained in a Schedule 13G filed by Timothy G. Youngquist 2020 Irrevocable Trust with the SEC on February 5, 2026, Trista Kragh, the trustee, has beneficial ownership of an aggregate of 7,850,800 shares of the Company’s common stock. Timothy G. Youngquist 2020 Irrevocable Trust has sole power to vote 7,850,800 shares of the Company’s common stock and sole power to dispose of 7,850,800 shares of the Company’s common stock. Includes 560,000 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 16, 2026. The address for Timothy G. Youngquist 2020 Irrevocable Trust is 15581 Pine Ridge Road, Fort Myers, FL 33908.

(2)	Consists of the 3,036,576 shares held by KKR Biosimilar L.P. KKR Biosimilar GP LLC is the sole general partner of KKR Biosimilar L.P. KKR Fund Holdings L.P. is the sole member of KKR Biosimilar GP LLC. The general partners of KKR Fund Holdings L.P. are KKR Fund Holdings GP Limited and KKR Group Holdings L.P. The sole shareholder of KKR Fund Holdings GP Limited is KKR Group Holdings L.P. The sole general partner of KKR Group Holdings L.P. is KKR Group Limited. The sole shareholder of KKR Group Limited is KKR & Co. L.P. The sole general partner of KKR & Co. L.P. is KKR Management LLC. The designated members of KKR Management LLC are Messrs. Kravis and Roberts. Each of KKR Biosimilar GP LLC, KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P., KKR Management LLC, and Messrs. Kravis and Roberts disclaim beneficial ownership over all shares held by KKR Biosimilar L.P. except to the extent of their indirect pecuniary interests therein. The address of the entities affiliated with Kohlberg Kravis Roberts & Co. L.P. and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, Suite 7500, New York, NY 10001. The address of Messrs. Roberts and Satvat is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Mr. Satvat disclaims beneficial ownership of the shares held by KKR Biosimilar L.P., except to the extent of his pecuniary interest therein. Also includes 192,000 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 16, 2026.

(3)	Consists of (i) 432,684 shares of common stock held by Dennis M. Lanfear, as Trustee of the Lanfear Revocable Trust, dated January 27, 2004, as restated, (ii) 86,965 shares of common stock held by offering by Lanfear Capital Advisors, LLC, (iii) 1,048,235 shares of common stock held by Dennis M. Lanfear and (iv) 4,191,904 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 16, 2026 by Mr. Lanfear.

(4)	Consists of 316,250 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 16, 2026 by Dr. Newcomer.

(5)	Consists of 399,250 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 16, 2026 by Mr. Wahlström.

(6)	Consists of 316,250 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 16, 2026 by Mr. Newton.

(7)	Consists of 223,720 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 16, 2026 by Ms. Karachun.

(8)	Consists of (i) 133,736 shares of common stock and (ii) 430,934 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 16, 2026 by Mr. McMichael.

(9)	Consists of 316,250 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 16, 2026 by Dr. O’Donnell-Tormey.

(10)	Consists of 275,000 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 16, 2026 by Mr. Ryan.

(11)	Consists of 228,310 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 16, 2026 by Ms. Erbez.

(12)	Consists of (i) 78,636 shares of common stock and (ii) 574,165 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 16, 2026 by Mr. Reider.

(13)	Includes (i) 3,556,225 shares held by entities affiliated with certain of our directors; (ii) 4,738,196 shares beneficially owned by our executive officers and directors, which includes the 3,556,225 shares held by such entities and 1,181,971 shares held by certain of our executive officers and directors; and (iii) 6,889,868 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 16, 2026.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2025, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, other than one Form 4 that was filed one day late by Mr. McMichael for shares withheld to pay related tax liability in connection with the vesting of restricted stock units.

PAY VERSUS PERFORMANCE

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEOs’ pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see “Executive Compensation” above.

The use of the term Compensation Actually Paid, or CAP, is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table Total values for the applicable year as described in the footnotes to the following table.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment based on Total Shareholder Return (TSR) (4)	Net Income (Loss)
(a)	(b)($)	(c)($)	(d)($)	(e)($)	(f)($)	(g)($ in 000's)
2025	2,736,874	2,842,870	1,165,300	1,064,902	18	168,024
2024	4,802,309	2,364,913	1,345,143	860,228	17	28,507
2023	5,897,924	1,734,065	1,863,540	744,699	42	(237,892)

(1)	Represents total compensation paid to the principal executive officer, or PEO, Mr. Dennis Lanfear, as reflected in the Summary Compensation Table.

(2)	The following table sets forth the adjustments made during each year presented to arrive at CAP to our PEO during each year:

	2025	2024	2023
	($)	($)	($)
Summary Compensation Table (SCT) Total Compensation	2,736,874	4,802,309	5,897,924
Deduct for amounts reported under the "Stock Awards" and "Option Awards" in the SCT	(828,130)	(2,873,088)	(4,075,681)
Fair value as of year-end of equity awards granted during the year that remain unvested	974,599	1,112,854	1,161,479
Change in fair value of prior years' equity awards that remain unvested as of year-end	76,009	(627,283)	(1,100,382)
Fair value on vesting date for awards granted and vested in the same year	—	317,940	248,745
Change in fair value from prior year-end to vesting date of prior years' awards that vested during year	(62,482)	(367,819)	(398,020)
Deduct fair value as of end of prior fiscal year of awards granted in any prior year that fail to meet vesting conditions during the fiscal year	(54,000)	—	—
Compensation Actually Paid (CAP)	2,842,870	2,364,913	1,734,065

(3)	The following table sets forth the adjustments made during each year presented to arrive at CAP to our non-PEO NEOs during each year:

	2025	2024	2023
	($)	($)	($)
Average SCT Total for Non-PEO NEOs	1,165,300	1,345,143	1,863,540
Deduct for amounts reported under the "Stock Awards" and "Option Awards" in the SCT	(330,976)	(526,406)	(963,378)
Fair value as of year-end of equity awards granted during the year that remain unvested	262,000	207,285	260,238
Change in fair value of prior years' equity awards that remain unvested as of year-end	12,082	(134,603)	(229,356)
Fair value on vesting date for awards granted and vested in the same year	—	49,899	121,694
Change in fair value from prior year-end to vesting date of prior years' awards that vested during year	(19,104)	(81,090)	(122,691)
Deduct fair value as of end of prior fiscal year of awards granted in any prior year that fail to meet vesting conditions during the fiscal year	(24,400)	—	(185,348)
Average CAP to Non-PEO NEOs	1,064,902	860,228	744,699

The non-PEO NEOs included in average compensation shown in columns (d) and (e) above are as follows:

2025 and 2024	2023
Paul Reider	McDavid Stilwell
Bryan McMichael	Vladimir Vexler, Ph.D.
Paul Reider
Bryan McMichael

(4)	Total Shareholder Return, or TSR, represents the cumulative value of a hypothetical $100 investment in the Company made as of December 31, 2022, reflected as of the end of each respective year.

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID (CAP) AND PERFORMANCE

The charts below show the graphical relationship between Compensation Actually Paid to our PEO and the average of the other NEOs (as shown in the above Pay versus Performance Table), and the following: Net Income (Loss) and Value of Initial Fixed $100 Investment based on TSR.

CAP vs Net Income (Loss)
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
CAP
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$-
$(50,000,000)
$(100,000,000)
$(150,000,000)
$(200,000,000)
$(250,000,000)
$(300,000,000)
Net Income (Loss)
2023
2024
2025
PEO CAP
Non-PEO NEO CAP
Net income (loss)

CAP vs Value of Initial Fixed $100 Investment based on TSR
CAP
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Value of Initial Fixed $100 Investment based on TSR
$45
$40
$35
$30
$25
$20
$15
$10
$5
$-
2023
2024
2025
PEO CAP
Non-PEO NEO CAP
Coherus TSR

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (650) 463-4693 or by mail at 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

Use of Trademarks

Our logo and our other tradenames, trademarks and service marks appearing in this proxy statement are our property. Other tradenames, trademarks and service marks appearing in this proxy statement are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this proxy statement may appear without the ™ or ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor, to these trademarks and tradenames.

Annual Reports

This proxy statement is accompanied by our 2025 Annual Report to Stockholders, which is our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or the Form 10-K. The Form 10-K includes our audited financial statements. We have filed the Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at https://investors.coherus.com. In addition, upon written request to the Company’s Corporate Secretary at 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065, we will mail a paper copy of our Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.

Other Matters

As of the date of this proxy statement, our Board of Directors knows of no other matters that will be presented for consideration at the 2026 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2026 Annual Meeting, then proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors:

Bryan McMichael
Chief Financial Officer

Redwood City, California

April __, 2026

APPENDIX A

AMENDMENT

TO

COHERUS ONCOLOGY, INC.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE AWARD PLAN

This Amendment (this “Amendment”) to the Amended and Restated 2014 Equity Incentive Award Plan (the “Plan”) of Coherus Oncology, Inc., a Delaware corporation (the “Company”) is made pursuant to Section 13.1 of the Plan, effective as of April 8, 2026.

WITNESSETH THAT:

WHEREAS, the Company presently maintains the Plan for the benefit of its employees and employees of its Subsidiaries (as defined in the Plan); and

WHEREAS, pursuant to Section 13.1 of the Plan, the Board of Directors of the Company (the “Board”) may, in its sole discretion, amend, suspend, or terminate the Plan at any time; and

WHEREAS, an amendment to increase the number of shares of Common Stock subject to the Plan is not effective without the approval of the Company’s stockholders within twelve (12) months before or after an action by the Board to amend the Plan to increase the number of shares of Common Stock reserved for the Plan; and

WHEREAS, the Board believes it is in the best interests of the Company to amend the Plan as set forth in this Amendment.

NOW THEREFORE, the Plan is hereby amended as follows:

1.	Capitalized Terms. All capitalized terms used and not defined in this Amendment shall have the meanings given thereto in the Plan.
2.	Amendment to the Plan. Subject to the approval of the Company’s stockholders within 12 months after the effective date of this Amendment, Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety by following:

“(a) Subject to Sections 13.1, 13.2 and 3.1(b) hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 14,700,000 (the “Share Limit”). Notwithstanding anything in this Section 3.1 to the contrary, the number of shares of Stock that may be issued or transferred pursuant to Incentive Stock Options under the Plan shall not exceed an aggregate of 18,846,815 Shares, subject to adjustment pursuant to Section 13.2. Notwithstanding the foregoing, Shares added to the Share Limit pursuant to Section 3.1(a)(ii) or Section 3.1(a)(iii) hereof shall be available for issuance as Incentive Stock Options only to the extent that making such Shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. Notwithstanding the foregoing, to the extent permitted under Applicable Law, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit in this Section 3.1 at the time that Shares would otherwise be issued in respect of such Award.”

3.	Ratification and Confirmation. Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.
4.	Governing Law. To the extent not preempted by federal law, this Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to conflicts or choice of law principles.

*    *    *